                      SECURITIES AND EXCHANGE COMMISSION

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, For Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Nalco Chemical Company
               (Name of Registrant as Specified in Its Charter)



   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[X]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid: $818,208.02

  (2) Form, Schedule or Registration Statement no.: SCHEDULE 14D-1

  (3) Filing Party: SUEZ LYONNAISE DES EAUX
  H2O ACQUISITION CO.

  (4) Date Filed: JULY 1, 1999

                         [LOGO NALCO CHEMICAL COMPANY]

                                                              November 24, 1999

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of Nalco Chemical Company (the "Special Meeting") to be held at 10:00 a.m. on Monday, December 20, 1999, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036.

  As described in the enclosed Proxy Statement, at the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of June 27, 1999 (the "Merger Agreement"), among Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France ("Suez Lyonnaise"), H2O Acquisition Co. ("H2O"), a Delaware corporation and an indirect, wholly owned subsidiary of Suez Lyonnaise, and Nalco Chemical Company, a Delaware corporation ("Nalco", "we" or "us"), providing for, among other things, the merger of H2O with and into Nalco (the "Merger"). Following the Merger, Nalco will continue as the surviving corporation and will become an indirect, wholly owned subsidiary of Suez Lyonnaise. A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Exhibit A.

  The Merger will constitute the second and final step of the acquisition of Nalco by Suez Lyonnaise. The first step was a tender offer (the "Offer") commenced by H2O on July 1, 1999 for all of the outstanding shares of our common stock, par value $0.1875 per share, including the associated preferred stock purchase rights (the "Common Stock"), and our Series B ESOP Preferred Stock (the "ESOP Preferred Stock", and such shares of Common Stock and ESOP Preferred Stock, collectively, the "Shares") at a price of $53.00 per share of Common Stock and $1,060.00 per share of ESOP Preferred Stock, net to the seller in cash, without interest thereon (the "Offer Price"). Pursuant to the Offer, which expired on November 8, 1999, H2O accepted for payment 66,097,769.314 shares of Common Stock (or approximately 96.7% of the Common Stock outstanding) and 346,606.379 shares of ESOP Preferred Stock (or approximately 100% of the ESOP Preferred Stock outstanding). On a fully diluted basis, this represents approximately 97.0% of all Shares outstanding on November 8, 1999 and approximately 97.0% of all Shares outstanding on November 19, 1999, the record date for the Special Meeting (the "Record Date"). In accordance with the Merger Agreement, (i) Suez Lyonnaise intends to cause H2O (A) to vote in favor of approval and adoption of the Merger Agreement and approval of the Merger and (B) to merge into Nalco, and (ii) all Shares (other than Shares owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise, or Shares held by Nalco as treasury stock, or by stockholders, if any, of Nalco who are entitled to and who properly exercise appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive the respective Offer Price.

  On June 27, 1999, our Board of Directors unanimously (i) determined that the Merger is advisable and that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of our stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, (iii) recommended that our stockholders accept the Offer, approve the Merger, and approve and adopt the Merger Agreement and the transactions contemplated thereby, and (iv) approved an amendment to the Stockholders Rights Agreement dated as of November 1, 1995, between the Company and First Chicago Trust Company of New York, as Rights Agent, as amended from time to time, rendering it inapplicable to the Offer and the Merger.

  H2O OWNS AN AGGREGATE OF 73,029,896.894 SHARES, REPRESENTING, ON A FULLY DILUTED BASIS, APPROXIMATELY 97.0% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE THE MERGER AND APPROVE AND ADOPT THE MERGER AGREEMENT, H2O CAN CAUSE THE MERGER TO OCCUR WITHOUT THE

AFFIRMATIVE VOTE OF ANY OTHER HOLDER OF SHARES. SUEZ LYONNAISE AND H2O HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

  If the Merger is consummated, holders of Shares who do not vote in favor of approval and adoption of the Merger Agreement and approval of the Merger and who otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law (a copy of which is included as Exhibit B to the enclosed Proxy Statement) will be entitled to receive such consideration as may be determined to be due under such provisions. Only holders of our stock of record at the close of business on November 19, 1999, are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

  You are urged to read the enclosed Proxy Statement, which describes the terms of the Merger, in its entirety. A copy of the Merger Agreement is included as Exhibit A to the enclosed Proxy Statement.

  It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and return the proxy card in the enclosed postage-paid envelope. Failure to return a properly executed proxy card or vote at the Special Meeting would have the same effect as a vote against the Merger Agreement and the Merger. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and approval of the Merger.

  Please do not send in your stock certificates at this time. You will be sent a letter of transmittal for that purpose as soon as reasonably practicable after the Merger is consummated.

                                          Sincerely,

                                          /s/ Edward J. Mooney
                                          Edward J. Mooney
                                          Chairman and Chief Executive Officer

                         [LOGO NALCO CHEMICAL COMPANY]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Nalco Chemical Company:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Nalco Chemical Company (the "Special Meeting") will be held on Monday, December 20, 1999, at 10:00 a.m., at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, 10036, for the following purposes:

  1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of June 27, 1999, by and among us, Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France ("Suez Lyonnaise"), and H2O Acquisition Co. ("H2O"), a Delaware corporation and an indirect, wholly owned subsidiary of Suez Lyonnaise (the "Merger Agreement") and approve the Merger contemplated thereby. Under the terms of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), among other things, (i) H2O will be merged with and into us (the "Merger"), (ii) each outstanding share of our common stock, par value $0.1875 per share (the "Common Stock"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 20, 1996, as amended, between us and First Chicago Trust Company of New York as Rights Agent (the "Rights") (other than shares of Common Stock held by any of our subsidiaries, held in treasury, held by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise and other than dissenting shares), will be converted into the right to receive an amount in cash equal to $53.00 without interest thereon, (iii) each outstanding share of our Series B ESOP Convertible Preferred Stock, par value $1.00 per share (the "ESOP Preferred Stock", and together with the Common Stock and the Rights, the "Shares") (other than shares of ESOP Preferred Stock held by any of our subsidiaries, in treasury, or by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise), will be converted into the right to receive an amount in cash equal to $1,060.00 without interest thereon, and (iv) each Share issued and outstanding and owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise will cease to be outstanding, will be canceled and retired without payment of any consideration therefore and will cease to exist; and

  2. To act upon such other and further business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

  The Board of Directors has specified November 19, 1999 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Special Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

  The accompanying Proxy Statement describes the Merger Agreement, the proposed Merger and the actions to be taken in connection with the Merger. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and approval of the Merger. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting.

  Pursuant to a tender offer, H2O owns an aggregate of 66,097,769.31 shares of Common Stock, representing 96.7% of such shares, and 346,606.379 shares of ESOP Preferred Stock, representing 100% of such shares. Because the approval of the holders of a majority of all outstanding Shares is sufficient to approve the Merger and approve and adopt the Merger Agreement, H2O can cause the Merger to occur without the affirmative vote of any other holders of Shares. Suez Lyonnaise and H2O have agreed pursuant to the Merger Agreement to vote all their Shares in favor of approval and adoption of the Merger Agreement and approval of the Merger.

  If the Merger is consummated, holders of Shares who do not vote in favor of approval and adoption of the Merger Agreement and approval of the Merger and who otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law (a copy of which is included as Exhibit B to the accompanying Proxy Statement) will be entitled to receive such consideration as may be determined to be due under such provisions.

                                          By Order of the Board of Directors

                                          Suzzanne Gioimo, Secretary

Naperville, Illinois November 24, 1999

                               ----------------

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF, MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER AT THE SPECIAL MEETING.

              PLEASE DO NOT SEND YOUR CERTIFICATES AT THIS TIME.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   3
SUMMARY....................................................................   5
  The Special Meeting......................................................   5
    Matters To Be Considered at the Special Meeting........................   5
    Record Date and Voting.................................................   5
    Vote Required; Revocability of Proxies.................................   5
    Accountants............................................................   5
  Solicitation of Proxies..................................................   5
  Appraisal Rights.........................................................   6
  Parties to the Merger....................................................   6
    Nalco Chemical Company.................................................   6
    Suez Lyonnaise des Eaux................................................   6
    H2O Acquisition Co. ...................................................   6
  Recommendation of the Board of Directors.................................   6
  Opinion of Financial Advisor.............................................   6
  The Merger Agreement.....................................................   7
  Termination..............................................................   7
  Regulatory Approvals.....................................................   7
  Financing of the Merger..................................................   7
  Interests of Certain Persons in the Merger...............................   7
  U.S. Federal Income Tax Consequences.....................................   7
  Security Ownership of Management and Certain Beneficial Owners...........   8
  Market Prices of Common Stock............................................   8
  Selected Consolidated Financial Data.....................................   8
THE SPECIAL MEETING........................................................   9
  Matters to be Considered at the Special Meeting..........................   9
  Record Date and Voting...................................................   9
  Vote Required; Revocability of Proxies...................................  10
  Solicitation of Proxies..................................................  10
  Procedures for Exchange of Certificates..................................  10
THE PARTIES TO THE TRANSACTION.............................................  11
  Nalco Chemical Company...................................................  11
    Comparative Market Price Data..........................................  11
    Dividends..............................................................  12
    Summary Consolidated Financial Information.............................  13
    Certain Projections of Future Operating Results........................  14
  Suez Lyonnaise des Eaux..................................................  14
  H2O Acquisition Co. .....................................................  14
THE MERGER.................................................................  15
  Background of the Merger.................................................  15
  Reasons for the Merger...................................................  17
  Recommendation of the Board of Directors.................................  19
  Opinion of Financial Advisor.............................................  19
  Certain Effects of the Merger............................................  20
  Rights Agreement.........................................................  20
  Accounting Treatment of the Merger.......................................  20
  Regulatory Approvals.....................................................  20
    United States..........................................................  20
    European Union.........................................................  21

                                                                          Page
                                                                          ----
THE MERGER AGREEMENT.....................................................  22
  Effective Time of the Merger...........................................  22
  Conditions to Consummation of the Merger...............................  22
  No Solicitation of Other Offers........................................  22
  Representations and Warranties.........................................  22
  Covenants..............................................................  23
  Termination of the Merger Agreement....................................  24
  Amendments to the Merger Agreement.....................................  25
  Interests of Certain Persons in the Merger.............................  25
    Employment Agreements................................................  25
    Indemnification and Insurance........................................  26
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S.
 HOLDERS.................................................................  27
FINANCING OF THE MERGER..................................................  28
PLANS OR PROPOSALS AFTER THE MERGER......................................  28
PROCEDURES FOR EXCHANGE OF CERTIFICATES..................................  28
RIGHTS OF DISSENTING STOCKHOLDERS........................................  30
EXPENSES OF SOLICITATION.................................................  32
INDEPENDENT PUBLIC ACCOUNTANTS...........................................  32
AVAILABLE INFORMATION....................................................  32
INFORMATION INCORPORATED BY REFERENCE....................................  33

EXHIBIT A  -- Merger Agreement
EXHIBIT B  -- Section 262 of Delaware General Corporation Law
EXHIBIT C  -- Opinion of Goldman, Sachs & Co.

                       [LOGO of NALCO CHEMICAL COMPANY]

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

  This Proxy Statement is being furnished to holders of shares of common stock, par value $0.1875 per share (the "Common Stock"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 20, 1996, as amended, between Nalco Chemical Company and First Chicago Trust Company of New York as Rights Agent (the "Rights") and Series B ESOP Convertible Preferred Stock, par value $1.00 per share (the "ESOP Preferred Stock" and, together with the Common Stock, the "Shares" and holders of such Shares, "Holders") of Nalco Chemical Company, a Delaware corporation ("Nalco", "we", or "us") in connection with the solicitation of proxies by our Board of Directors (the "Board of Directors" or the "Board") for use at the Special Meeting of Stockholders to be held on Monday, December 20, 1999, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, and at any adjournments or postponements thereof (the "Special Meeting"). The Board of Directors has fixed November 19, 1999, as the record date (the "Record Date") for the Special Meeting with respect to this solicitation.

  At the Special Meeting, Holders will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger among Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France ("Suez Lyonnaise"), H2O Acquisition Co., a Delaware corporation and an indirect, wholly owned subsidiary of Suez Lyonnaise ("H2O"), and Nalco dated as of June 27, 1999 (the "Merger Agreement"), and the Merger (as defined below) contemplated thereby. A copy of the Merger Agreement is attached to this Proxy Statement as Exhibit A. Pursuant to the Merger Agreement and subject to the satisfaction of certain conditions set forth therein, (i) H2O will be merged with and into Nalco (the "Merger"), (ii) each outstanding share of Common Stock (other than shares of Common Stock held in treasury, held by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise and other than Dissenting Shares (as defined below)), will be converted into the right to receive an amount in cash equal to $53.00 without interest thereon, (iii) each outstanding share of ESOP Preferred Stock par value $1.00 per share (the "ESOP Preferred Stock", and together with the Common Stock and the Rights, the "Shares") (other than shares of ESOP Preferred Stock held in treasury, by Suez Lyonnaise des Eaux, H2O or any other subsidiary of Suez Lyonnaise), will be converted into the right to receive an amount in cash equal to $1,060.00 without interest thereon ((ii) and (iii) each, as applicable, the "Merger Consideration"), and (iv) each Share issued and outstanding and owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise will cease to be outstanding, will be canceled and retired without payment of any consideration therefore and will cease to exist.

  The Merger is the second step in a two-part transaction, the purpose of which is the acquisition by Suez Lyonnaise of the entire equity interest in Nalco. The first step was a tender offer (the "Offer") commenced by H2O on July 1, 1999 for all of the outstanding shares of our Common Stock and our ESOP Preferred Stock at a price of $53.00 per share of Common Stock and $1,060.00 per share of ESOP Preferred Stock, net to the seller in cash, without interest thereon (the "Offer Price"). Pursuant to the Offer, which expired on November 8, 1999, H2O accepted for payment 66,097,769.314 shares of Common Stock (or approximately 96.7% of the Common Stock outstanding) and 346,606.379 shares of ESOP Preferred Stock (or 100% of the ESOP Preferred Stock outstanding). On a fully diluted basis, this represents approximately 97.0% of all Shares outstanding on the Record Date. In accordance with the Merger Agreement, Suez Lyonnaise intends to cause H2O to vote in favor of approval and adoption of the Merger Agreement and approval of the Merger and to merge with and into Nalco, and all Shares (other than Shares owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise, or Shares held by Nalco as treasury stock, or Dissenting Shares), will be converted into the right to receive the appropriate Merger Consideration.

  OUR BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

  H2O owns an aggregate of 73,029,896.894 Shares, representing, on a fully diluted basis, approximately 97.0% of all Shares outstanding on the Record Date. Because the approval of the Holders of at least a majority of all outstanding Shares is sufficient to approve and adopt the Merger Agreement and approve the Merger, H2O can cause the Merger to occur without the affirmative vote of any other stockholder. Suez Lyonnaise and H2O have agreed pursuant to the Merger Agreement to vote all their Shares in favor of approval and adoption of the Merger Agreement and approval of the Merger. However, one of the anti-takeover provisions of our Restated Certificate of Incorporation requires that this proxy solicitation be mailed to all stockholders.

  Stockholders are urged to read and consider carefully the information contained in this Proxy Statement and to consult with their personal financial and tax advisors.

  This Proxy Statement, the accompanying Notice of Special Meeting and the accompanying proxy card are first being mailed to Holders on or about November 24, 1999.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                               ----------------

            The date of this Proxy Statement is November 24, 1999.

                               ----------------

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF NALCO SINCE THE DATE HEREOF.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: With whom are we merging?

A: H2O will merge into us. H2O is an indirect, wholly owned subsidiary of Suez Lyonnaise and we will be the surviving corporation in the Merger. As a result of the proposed merger, subsidiaries of Suez Lyonnaise will own all of our stock.

Q: What will I receive in the merger?

A: Our stockholders (other than stockholders who perfect their appraisal rights) will be entitled to receive $53.00 in cash, without interest, for each of their shares of our common stock or $1,060.00 in cash, without interest, for each of their shares of our Series B ESOP Convertible Preferred Stock.

Q: Why is the Board of Directors recommending that I vote to approve the Merger and approve and adopt the Merger Agreement?

A: In the opinion of the Board of Directors, the terms and provisions of the Merger Agreement and the Merger are advisable and in the best interests of Nalco and our stockholders. To review the background of and reasons for the Merger, see pages 14 to 18.

Q: How many votes are required to approve the Merger and approve and adopt the Merger Agreement?

A: The affirmative vote of the holders of a majority of all outstanding shares of our common stock as of the record date is required to approve the Merger and approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Suez Lyonnaise, through H2O, already owns such a majority of shares pursuant to a tender offer, and intends to vote in favor of the Merger. Thus, its passage is assured without the vote of any other stockholder.

Q: Why is my proxy being solicited?

A: One of the anti-takeover provisions in our Restated Certificate of Incorporation requires this solicitation be mailed to our stockholders.

Q: If I am a stockholder, what do I need to do now?

A: After you read and consider carefully the information contained in this Proxy Statement, please fill out, sign and date your proxy card and mail it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at the Special Meeting.

Q: What rights do I have if I oppose the Merger?

A: Stockholders who oppose the Merger may dissent from the Merger and seek to receive the fair value of their shares but only if they comply with the procedures of Delaware law explained on page 29.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Yes, if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A: Yes, you can change your vote at any time before your vote is counted at the Special Meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these methods, you must timely submit your notice of revocation or your new proxy card to us. If you have instructed a broker to vote your Shares, you must follow directions received from your broker to change your vote. Third, you may attend the Special Meeting and vote your Shares.

Q: Should I send in my stock certificate now?

A: No. Shortly after the Merger, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to our paying agent.

Q: When do you expect the Merger to be completed?

A: We are working towards completing the Merger as soon as possible. For the Merger to occur, it must be approved by our stockholders. If the stockholders approve the Merger, we expect to complete the Merger on the date of the Special Meeting. We expect to mail letters of transmittal for stockholders to submit their Shares for payment shortly after the date of the Special Meeting.

Q: What are the tax considerations of the Merger?

A: The receipt of cash by a stockholder in exchange for common stock surrendered in the Merger or upon the exercise of dissenters rights will, in each case, constitute a taxable transaction for U.S. federal income tax purposes and also may be a taxable transaction under state, local, foreign and other tax laws. To review the tax considerations of the Merger in greater detail, see page 26.

                    Who Can Help Answer My Other Questions?
        If you have more questions about the merger, you should contact
                               White & Case LLP
                          1155 Avenue of the Americas
                           New York, New York 10036
                               Attn: Kevin Keogh

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

  The statements contained or incorporated by reference in this Proxy Statement which are not historical facts are forward-looking statements that involve risks and uncertainties. We wish to caution you that these forward-looking statements, such as our outlook for readiness, expected costs and contingency planning regarding year 2000 issues, future cash requirements, capital expenditures, and projections of our future results of operations, are only predictions or expectations and actual events or results may differ materially as a result of risks facing us. These risks include, but are not limited to, customer demand for our products and services, the overall level of economic activity in our major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, fluctuations in operating results, the attraction and retention of qualified personnel and other risks that may be described in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 1998 and Forms 10-Q for the quarters ended March 31, June 30 and September 30, 1999.

                                    SUMMARY

  The following is a summary of material information contained elsewhere in this Proxy Statement. This Summary is not intended to be a complete description and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement or incorporated by reference in this Proxy Statement or in the documents attached as Exhibits hereto. Each Holder is urged to give careful consideration to all the information contained in this Proxy Statement and the Exhibits before voting.

The Special Meeting

  Matters To Be Considered at the Special Meeting. The Special Meeting is scheduled to be held at 10:00 a.m. on Monday, December 20, 1999, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036. At the Special Meeting, Holders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and approve the Merger and
(ii) such other matters as may properly be brought before the Special Meeting. See "THE SPECIAL MEETING--Matters To Be Considered At The Special Meeting" and "OTHER MATTERS".

  Record Date and Voting. The Record Date for the Special Meeting is the close of business on November 19, 1999. At the close of business on the Record Date, there were approximately 75,303,430.58 shares of Common Stock outstanding, each of which is entitled to one vote, and 346,606.741 shares of ESOP Preferred Stock, held by approximately 2,930 Holders of record. The presence, either in person or by proxy, of a majority of the outstanding shares of Common Stock and ESOP Preferred Stock (each share of ESOP Preferred Stock counting as twenty shares of Common Stock) entitled to be voted is necessary to constitute a quorum at the Special Meeting. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at a meeting for purposes of determining whether a quorum is present. See "THE SPECIAL MEETING--Record Date and Voting."

  Vote Required; Revocability of Proxies. Approval and adoption of the Merger Agreement and approval of the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and ESOP Preferred Stock, voting together as a single class, entitled to vote thereon.

  The required vote is based upon the total number of outstanding shares of Common Stock and shares of Common Stock into which shares of ESOP Preferred Stock may be converted. The failure to submit a proxy card (or vote in person at the Special Meeting) or the abstention from voting by a Holder (including broker non-votes) will have the same effect as a vote "AGAINST" approval and adoption of the Merger Agreement and approval of the Merger. See "THE SPECIAL MEETING--Vote Required; Revocability of Proxies".

  The presence of a Holder at the Special Meeting will not automatically revoke such Holder's proxy. However, a Holder may revoke a proxy at any time prior to its exercise by (i) delivering to Suzzanne Gioimo, Secretary, Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563, a written notice of revocation prior to the Special Meeting, (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person.

  Accountants. Representatives of PricewaterhouseCoopers LLP, our principal accountants for the current year and for the most recently completed fiscal year, are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Solicitation of Proxies

  We will bear the costs of soliciting proxies from Holders. In addition to soliciting proxies by mail, our directors, officers and employees, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. See "THE SPECIAL MEETING--Solicitation of Proxies".

Appraisal Rights

  Under the Delaware General Corporation Law ( the "DGCL"), holders of shares of Common Stock who do not vote in favor of approval and adoption of the Merger Agreement and approval of the Merger and who otherwise comply with the requirements of Section 262 of the DGCL will be entitled to statutory appraisal rights (such shares collectively referred to as the "Dissenting Shares"). See "THE SPECIAL MEETING--Appraisal Rights" and Section 262 of the DGCL, which is attached hereto as Exhibit B.

Parties to the Merger

  Nalco Chemical Company. We manufacture and market specialty water treatment and process chemicals and services worldwide. We serve customers in the steelmaking, pulp and papermaking, mining and mineral processing, automotive, metalmaking, oil refining and petroleum, power generation, and food and beverage industries, light industrial, hospitals, and office buildings in more than 120 countries. See "PARTIES TO THE MERGER--Nalco Chemical Company".

  Suez Lyonnaise des Eaux. Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France, operates private infrastructure services in more than 120 countries, providing electricity and natural gas, waste treatment, communications services, and water services and maintains interests mainly in construction and capital investments. Suez Lyonnaise was formed from the 1997 merger of Compagnie de Suez (builder of the Suez Canal) and Lyonnaise des Eaux. See "PARTIES TO THE MERGER--Suez Lyonnaise des Eaux".

  H2O Acquisition Co. H2O, a newly incorporated Delaware corporation, has not conducted any business other than in connection with the Offer and the Merger Agreement. All of the issued and outstanding shares of H2O are beneficially owned by subsidiaries of Suez Lyonnaise. Pursuant to the terms of the Merger Agreement, at the Effective Time, H2O would be merged with and into Nalco, with Nalco continuing as the Surviving Corporation and an indirect, wholly owned subsidiary of Suez Lyonnaise. See "PARTIES TO THE MERGER--H2O Acquisition Co.".

Recommendation of the Board of Directors; Reasons for the Merger

  Our Board of Directors has determined that the Merger is advisable and that the Merger Agreement and the transactions contemplated thereby, including the Merger are fair to and in the best interests of our stockholders and has unanimously approved and adopted the Merger Agreement and approved the Merger. Accordingly, the Board unanimously recommends that Holders vote "FOR" approval and adoption of the Merger Agreement and approval of the Merger.

  In determining to approve and adopt the Merger Agreement and approve the Merger and to recommend that shareholders approve and adopt the Merger Agreement and approve the Merger, the Board of Directors considered a number of factors, as more fully described under "THE MERGER--Background of the Merger" and "--Reasons for the Merger".

Opinion of Financial Advisor

  On June 27, 1999, Goldman, Sachs & Co., financial advisor to Nalco ("Goldman"), delivered its oral opinion, subsequently confirmed in writing, to our Board of Directors that, as of the date of such opinion, the $53.00 per share of Common Stock in cash to be received by the holders of Common Stock in the Offer and the Merger is fair from a financial point of view to such holders.

  The full text of Goldman's opinion, which sets forth assumptions made, procedures followed, matters considered and limits on the reviews undertaken, is attached as Exhibit C to this Proxy Statement, and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety. See "THE MERGER--Opinion of Financial Advisor" and the opinion, a copy of which is attached hereto as Exhibit C.

The Merger Agreement

  Subject to the provisions of the Merger Agreement, at the Effective Time (as defined below): (i) H2O will be merged with and into us, (ii) each outstanding share of our Common Stock (other than shares of Common Stock held by any of our subsidiaries, held in treasury, held by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise and other than Dissenting Shares), will be converted into the right to receive an amount in cash equal to $53.00 without interest thereon, (iii) each outstanding share of our ESOP Preferred Stock (other than shares of ESOP Preferred Stock held by any of our subsidiaries, in treasury, or by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise), will be converted into the right to receive an amount in cash equal to $1,060.00 without interest thereon, and (iv) each Share issued and outstanding and owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise will cease to be outstanding, will be canceled and retired without payment of any consideration therefore and will cease to exist, and no consideration will be delivered in exchange therefor. See "THE MERGER AGREEMENT--Effective Time" and "--The Merger".

  Consummation of the Merger is subject to various conditions, including, among others, (i) the approval and adoption of the Merger Agreement by the requisite vote of the Holders; (ii) completion or receipt of any review or approval required by governmental authorities in countries in which we or any of our subsidiaries have operations material to us and any of our subsidiaries, taken as a whole; and (iii) the absence of any injunction or other order preventing consummation of the Merger.

Termination

  The Merger Agreement may be terminated and the Merger and other transactions contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding any approval or adoption by our stockholders by mutual written consent duly authorized by the Boards of Directors of Suez Lyonnaise, H2O and Nalco.

Regulatory Approvals

  The obligation of each of Suez Lyonnaise and Nalco to consummate the Merger is conditioned upon the expiration of the applicable HSR Act (as defined below) waiting period and the approval of the Commission of the European Union. As of the date of this Proxy Statement, and as a condition to the purchase of the Shares pursuant to the Offer, all applicable regulatory agencies have approved the Merger. See "THE MERGER--Regulatory Approvals".

Financing of the Merger

  The total amount of funds required by Suez Lyonnaise to purchase all the outstanding Shares pursuant to the Merger and to pay related fees and expenses associated with the Merger would be approximately $4.1 billion. See "FINANCING OF THE MERGER".

Interests of Certain Persons in the Merger

  Certain of our employee-directors have entered into letter agreements relating to the terms of their employment following the consummation of the Merger. See "THE MERGER--Interests of Certain Persons in the Merger".

U.S. Federal Income Tax Consequences

  The Merger will be a taxable transaction to Holders. Holders will recognize gain or loss in the Merger in an amount determined by the difference between the Merger Consideration received and their tax basis in the Shares exchanged therefor. For further information, see "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS".

Security Ownership of Management and Certain Beneficial Owners

  As of November 9, 1999, the directors and executive officers of Nalco beneficially owned no Shares. 97.1% of the Shares were beneficially owned by Suez Lyonnaise through H2O pursuant to the Offer, and Suez Lyonnaise intends to vote its Shares for the approval and adoption of the Merger Agreement and approval of the Merger. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS".

Market Prices of Common Stock

  The Common Stock is listed on both the NYSE and the Chicago Stock Exchange under the name "Nalco Chemical Company" and traded under the symbol "NLC". On June 23, 1999, the day before the public announcement that Nalco was in talks about a possible business combination transaction, the reported closing sale price of the Common Stock on the NYSE was $37 1/4 per share. On June 25, 1999, the last full trading day prior to the public announcement of the Offer, the reported closing sale price of the Common Stock on the NYSE was $42 1/2 per share. On June 30, 1999, the last full trading day prior to the date of the Offer, the reported closing sale price of the Common Stock on the NYSE was $51 7/8 per share. On November 8, 1999, the last full trading day prior to the expiration of the Offer, the reported closing sale price per share of Common Stock on the NYSE was $52 15/16 per share. For additional information concerning historical market prices of the Common Stock, see "THE PARTIES TO THE TRANSACTION--Nalco Chemical Company--Comparative Market Price Data".

Selected Consolidated Financial Data

  Certain selected historical financial data of Nalco are set forth under "THE PARTIES TO THE TRANSACTION--Nalco Chemical Company--Summary Consolidated Financial Information". Those data should be read in conjunction with the financial statements and related notes incorporated by reference in this Proxy Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

                              THE SPECIAL MEETING

Matters to be Considered at the Special Meeting

  Each copy of this Proxy Statement mailed to Holders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. The Special Meeting is scheduled to be held at 10:00 a.m., on Monday, December 20, 1999, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036. At the Special Meeting, Holders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and approve the Merger and
(ii) such other matters as may properly be brought before the Special Meeting.

  On June 27, 1999, our Board of Directors (one director not being present) unanimously (i) determined that the Merger is advisable and that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of our stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, (iii) recommended that our stockholders accept the Offer, approve the Merger, and approve and adopt the Merger Agreement and the transactions contemplated thereby, and (iv) approved an amendment to the Rights Plan, rendering it inapplicable to the Offer and the Merger.

  ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. See "THE MERGER--Background of the Merger" and "--Reasons for the Merger."

  STOCKHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

Record Date and Voting

  The Board of Directors has fixed November 19, 1999, as the Record Date for the determination of the holders of Shares entitled to notice of and to vote at the Special Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were approximately 75,303,430.58 shares of Common Stock and 346,606.741 shares of ESOP Preferred Stock outstanding and entitled to vote at the Special Meeting, held by approximately 2,930 stockholders of record.

  Each holder of Common Stock on the Record Date will be entitled to one vote for each share held of record and each holder of ESOP Preferred Stock on the Record Date will be entitled to twenty votes for each share held of record. The presence, in person or by proxy, of a majority of the outstanding Shares entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Abstentions (including broker non-votes) will be included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum is present.

  If the enclosed proxy card is properly executed and received by Nalco in time to be voted at the Special Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and approval of the Merger.

  The Board of Directors is not aware of any matters other than that set forth in the Notice of Special Meeting of Stockholders that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the Shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors, except that Shares represented by proxies which have been voted "against" the Merger Agreement and the

Merger will not be used to vote "for" postponement or adjournment of the Special Meeting for the purpose of allowing additional time for soliciting additional votes "for" the Merger Agreement and the Merger. See "--Vote Required; Revocability of Proxies" and "OTHER MATTERS".

  STOCKHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WOULD BE SENT TO STOCKHOLDERS BY FIRST CHICAGO, IN ITS CAPACITY AS THE PAYING AGENT, AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE TIME.

Vote Required; Revocability of Proxies

  The affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon is required to approve and adopt the Merger Agreement.

  Because the required vote of Holders on the Merger Agreement and the Merger is based upon the total number of outstanding Shares, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Holder (including broker non-votes) will have the same effect as a vote "against" approval and adoption of the Merger Agreement and approval of the Merger.

  The presence of a Holder at the Special Meeting will not automatically revoke such Holder's proxy. However, a Holder may revoke a proxy at any time prior to its exercise by (i) delivering to Suzzanne Gioimo, Secretary, Nalco Chemical Company, One Nalco Center, Naperville, Illinois, 60563, a written notice of revocation prior to the Special Meeting, (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person.

  Because the 97.0% interest of Suez Lyonnaise will be present and voted in favor of the proposal, the presence of a quorum is guaranteed and passage of the proposal is assured without the vote of any other stockholder. This proxy solicitation is being conducted because one of the anti-takeover provisions of our Certificate of Incorporation requires it. For additional information regarding the conditions of each parties' obligation to effect the Merger see "THE MERGER AGREEMENT--Conditions to Consummation of the Merger".

  No vote of the shareholders of Suez Lyonnaise is required in connection with the Merger Agreement or the Merger. The obligations of Nalco and Suez Lyonnaise to consummate the Merger are subject, among other things, to the condition that the Holders approve and adopt the Merger Agreement and approve the Merger. See "THE MERGER AGREEMENT--Conditions to the Merger."

Solicitation of Proxies

  We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of Shares such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by our officers and regular employees. Such persons will receive no additional compensation for such services, but will be reimbursed for any out-of-pocket expenses incurred by them in connection with such services.

Procedures for Exchange of Certificates

  As soon as practicable after the Effective Time, a letter of transmittal and instructions for surrendering stock certificates evidencing shares of Common Stock will be mailed to each holder of Common Stock for use in exchanging such holder's stock certificates for the Merger Consideration to which such holder is entitled as a result of the Merger. STOCKHOLDERS SHOULD NOT SEND ANY CERTIFICATES WITH THEIR PROXY CARDS. Stockholders should follow the procedures described in "THE MERGER--Procedures for Exchange of Certificates."

                        THE PARTIES TO THE TRANSACTION

Nalco Chemical Company

  We are in the business of providing services, chemicals, technology, equipment, and systems (monitoring and surveillance) used in water treatment, pollution control, energy conservation, steelmaking, papermaking, mining and mineral processing, electricity generation, other industrial processes, and commercial building utility systems. Service chemicals are developed, formulated, and manufactured to meet specific customer needs. They are part of value added programs designed to help customers maintain a high level of operating performance and efficiency in their facilities, improve the quality of customers' end products, or help customers meet environmental discharge limits in a cost-effective way. Our products are used for purposes such as: control of scale, corrosion, foam and fouling in cooling systems, boilers, and other equipment; clarification of water; separation of liquid and solids; improving combustion; control of dust; lubrication and corrosion protection in rolling, drawing and forming of metals; improving production of pulp and qualities of paper; recovery of minerals; and specialized process applications in a variety of industries. The quality and on-site availability of technical expertise provide through highly qualified personnel are very important considerations to customers. The effective use of our products requires a substantial amount of problem solving, monitoring, and technical assistance on the part of our employees.

  Service chemicals are usually marketed through our own organization because of the high degree of technical service required. The worldwide field sales force is trained in the application and use of Nalco service chemicals, and is supported by a marketing and research staff of specialists in the technology and use of various Nalco service chemicals. Our principal method of competition is based on quality service, product performance and technology through safe, practical applied science. Our principal executive offices are located at One Nalco Center, Naperville, Illinois 60563, and our telephone number is (630) 305-1000.

Comparative Market Price Data

  The primary market for the Common Stock is the New York Stock Exchange. In addition, the Common Stock is listed and traded on the Chicago Stock Exchange. The ticker symbol for the Common Stock is "NLC". The following table sets forth, for the periods indicated, the high and low sales prices per share of Common Stock on the New York Stock Exchange as reported by the Dow Jones News
Service:

                                                             High     Low
                                                            -------   ----
      1997:
        Quarter ended 12/31/97............................. $42 7/16  $37 13/16
      1998:
        Quarter ended 3/31/98..............................  40 5/8    37 1/2
        Quarter ended 6/30/98..............................  40 7/8    34 7/16
        Quarter ended 9/30/98..............................  36 1/8    28 1/16
        Quarter ended 12/31/98.............................  34 5/16   28 3/8
      1999:
        Quarter ended 3/31/99..............................  30 15/16  26
        Quarter ended 6/30/99..............................  51 7/8    26 3/4
        Quarter ended 9/30/99..............................  52 1/2    47

  On June 23, 1999, the day before we announced that we were in talks about a possible business combination transaction, the reported closing sales price of the Common Stock on the New York Stock Exchange was $37 1/4 per share of Common Stock. On June 25, 1999, the last full trading day prior to the public announcement of the Offer, the reported closing sales price of the Common Stock on the New York Stock Exchange was $42 1/2 per share of Common Stock. On November 8, 1999, the last trading day prior to the expiration of the Offer, the last reported sales price of the Common Stock on the New York Stock Exchange was $52 15/16 per share. Holders of Common Stock are encouraged to review current share prices.

Dividends

  Since December 31, 1996, we have paid the following cash dividends (and no common stock dividends) to holders of record of our common stock:

                                                                Dividend Amount
                                                                ---------------
      1996:
        Quarter ended 12/31/96.................................      $0.25
      1997:
        Quarter ended 3/31/97..................................      $0.25
        Quarter ended 6/30/97..................................      $0.25
        Quarter ended 9/30/97..................................      $0.25
        Quarter ended 12/31/97.................................      $0.25
      1998:
        Quarter ended 3/31/98..................................      $0.25
        Quarter ended 6/30/98..................................      $0.25
        Quarter ended 9/30/98..................................      $0.25
        Quarter ended 12/31/98.................................      $0.25
      1999:
        Quarter ended 3/31/99..................................      $0.25
        Quarter ended 6/30/99..................................      $0.25
        Quarter ended 9/30/99..................................      $0.25

Summary Consolidated Financial Information

  Set forth below is certain summary historical consolidated financial information of Nalco and our subsidiaries. The historical financial information (other than the ratios of earnings to fixed charges) was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Annual Report"), and from the unaudited summary consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended June 30, 1999 and June 30, 1998 (the "Quarterly Reports"), and other information and data contained in the 1998 Annual Report and the Quarterly Reports. More comprehensive financial information is included in such reports and the financial information which follows is qualified in its entirety by reference to, and should be read in conjunction with, such reports and all of the financial statements and related notes contained therein, copies of which may be obtained as set forth below under the caption "AVAILABLE INFORMATION."

                            NALCO Chemical Company

              Selected Consolidated Financial and Operating Data
                     ($ in millions except per share data)

                                                                              Six Months
                                    Year Ended December 31,                 Ended June 30,
                          ------------------------------------------------  ----------------
                            1994      1995      1996      1997      1998     1998     1999
Statement of Operations:  --------  --------  --------  --------  --------  -------  -------
                                                  (unaudited)
Revenues................  $1,246.8  $1,214.5  $1,303.5  $1,433.7  $1,573.5  $ 770.1  $ 794.7
Operating costs and
 expenses:
 Cost of products sold..     543.7     531.3     568.6     629.6     714.1    346.1    358.1
 Selling, administrative
  and research..........     498.8     477.7     518.2     561.4     618.0    302.4    309.7
 Cost reduction
  program...............       --        --        --        --      180.0      --       --
                          --------  --------  --------  --------  --------  -------  -------
    Total operating
     costs and
     expenses...........   1,110.7   1,009.0   1,086.8   1,191.0   1,512.1    648.5    667.8
 Operating income
  (loss)................     136.1     205.5     216.7     242.7      61.4    121.6    126.9
 Interest and investment
  income................      16.6       7.2       2.6       0.7       2.4      0.7     20.5
 Interest expense.......     (21.8)    (16.2)    (14.4)    (15.3)    (26.5)   (11.8)   (16.0)
 Equity in earnings of
  partnership...........       6.9      16.9      24.5      28.2      22.6     14.9      8.5
 Earnings from
  Continuing Operations
  Before Income Taxes...     137.8     213.4     229.4     256.3      59.9    125.4    139.9
 Income tax
  (expense)/benefit.....      64.6      77.7      83.5      92.9      22.0     45.4     48.5
                          --------  --------  --------  --------  --------  -------  -------
 Earnings from
  Continuing
  Operations............      73.2     135.7     145.9     163.4      37.9      --       --
 Earnings from
  Discontinued
  Operations............      23.9      18.0       8.6       --        --       --       --
 Cumulative Effect of
  Change in Accounting
  for Business Process
  Reengineering Costs,
  Net of Taxes..........       --        --        --       (4.5)      --       --       --
                          --------  --------  --------  --------  --------  -------  -------
    Net Earnings........  $   97.1  $  153.7  $  154.5  $  158.9  $   37.9  $  80.0  $  91.4
                          ========  ========  ========  ========  ========  =======  =======
Per Share of Common
 Stock Earnings from
 Continuing Operations--
 Diluted................  $   0.88  $   1.71  $   1.86  $   2.10  $   0.40  $  1.04  $  1.21
 Discontinued
  Operations............       .31       .24       .11       --        --       --       --
 Accounting Change......       --        --        --       (.06)      --       --       --
                          --------  --------  --------  --------  --------  -------  -------
Net Earnings............      1.19      1.95      1.97      2.04       .40     1.04     1.21
                          ========  ========  ========  ========  ========  =======  =======
Cash Dividends Paid.....      .945       .99      1.00      1.00      1.00     0.50     0.50

                                                              Six Months  Ended
                                Year Ended December 31,           June 30,
                          ----------------------------------- -----------------
                            1994     1995     1996     1997     1998     1999
Statement of Operations:  -------- -------- -------- -------- -------- --------
                                                 (unaudited)
Consolidated Balance
 Sheet Data:
 Working Capital........  $   87.8 $   14.2 $   95.5 $  153.4 $  126.3 $   37.2
 Property, plant and
  equipment, net........     523.9    520.0    522.0    492.5    517.3    485.7
   Total assets.........   1,269.2  1,360.5  1,394.5  1,440.9  1,650.7  1,668.8
 Long-term Debt.........     245.3    221.5    252.6    335.3    496.2    510.1
 Deferred Income Tax-
  es....................      56.8     53.3     42.9     37.2     15.6     29.1
   Total Shareholders'
    Equity..............     544.2    580.3    654.5    652.7    585.9    649.8

Certain Projections of Future Operating Results

  Prior to entering into the Merger Agreement, Suez Lyonnaise conducted a due diligence review of Nalco and in connection with such review received certain non-public information provided by us, including certain projected financial data (the "Projections") for the year ending December 31, 1999. We do not in the ordinary course publicly disclose projections and the Projections were not prepared with a view to public disclosure. We have advised Suez Lyonnaise and H2O that the Projections were prepared by our management based on numerous assumptions including, among others, projections of revenues, operating income, benefits and other expenses, depreciation and amortization and capital expenditure. The Projections do not give effect to the Offer, the Merger, expenditure requirements or the potential combined operations of Nalco and Suez Lyonnaise. Such information is set forth below in this Proxy Statement for the limited purpose of giving Holders access to financial projections prepared by our management that were made available to Suez Lyonnaise and H2O in connection with the Merger Agreement and the Offer.

                            Nalco Chemical Company

                    Selected 1999 Projected Financial Data
                (In Millions of Dollars Except Per Share Data)

                                                  Second Third  Fourth  Total
                                                   Qtr    Qtr    Qtr     Year
                                                  ------ ------ ------ --------
Net Sales........................................  408.8  423.0  418.7  1,645.7
Cost of Products Sold............................  184.3  192.7  190.7    747.7
                                                  ------ ------ ------ --------
Gross Earnings...................................  224.5  230.3  228.0    898.0
                                                  ------ ------ ------ --------
Total Operating Expenses.........................  133.4  135.9  137.5    535.6
                                                  ------ ------ ------ --------
Operating Earnings...............................   68.5   69.5   64.6    267.4
                                                  ------ ------ ------ --------
Earnings Before Taxes............................   64.6   65.6   61.8    253.1
  Income Taxes...................................   23.1   23.5   22.1     90.6
                                                  ------ ------ ------ --------
Net Earnings.....................................   41.5   42.1   39.7    162.5
                                                  ====== ====== ====== ========
Earnings Per Share............................... $ 0.55 $ 0.56 $ 0.52 $   2.15

Suez Lyonnaise des Eaux

  Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France, operates private infrastructure services in more than 120 countries, providing electricity and natural gas, waste treatment, communications services, and water services and maintains interests mainly in construction and capital investments. Suez Lyonnaise was formed from the 1997 merger of Compagnie de Suez (builder of the Suez Canal) and Lyonnaise des Eaux. The principal executive offices of Suez Lyonnaise are located at 1, rue d'Astorg, 75008 Paris, France and the telephone number is 011-33-1-40-06-64-00. As a result of the acceptance and purchase of Shares pursuant to the Offer, Suez Lyonnaise indirectly owns approximately 97.0% of our outstanding Common Stock. In addition, pursuant to the Merger Agreement, Suez Lyonnaise may designate all of the members of our Board of Directors.

H2O Acquisition Co.

  H2O Acquisition Co. is an indirect, wholly owned subsidiary of Suez Lyonnaise and has been formed solely for the purpose of the acquisition of Nalco. As of the date hereof, and as a result of the Offer, H2O owns approximately 97.0% of our outstanding capital stock. H2O has not engaged in any business activity unrelated to the Offer and the Merger. The principal executive offices of H2O are located care of Suez Lyonnaise des Eaux, 1, rue d'Astorg, 75008 Paris, France and the telephone number is 011-33-1-40-06-64-00.

                                  THE MERGER

  Under the Merger Agreement, H2O will merge with and into Nalco and the separate corporate existence of H2O will cease, and we will be the Surviving Corporation in the Merger (the "Surviving Corporation").

  Each share of our Common Stock outstanding immediately prior to the Effective Time (other than (i) any such shares which are held by any of our subsidiaries, in our treasury, or which are held, directly or indirectly, by Suez Lyonnaise or any direct or indirect subsidiary of Suez Lyonnaise (including H2O), all of which will be canceled and none of which will receive any payment with respect to the Merger, and (ii) Dissenting Shares will be canceled and will be converted into the right to receive an amount in cash equal to $53.00, without interest thereon. Holders of Dissenting Shares ("Dissenting Stockholders") will be entitled to receive from the Surviving Corporation a cash payment in the amount of the "fair value" of such shares, determined in the manner provided in Section 262 of the DGCL. See "THE MERGER--Rights of Dissenting Stockholders".

  Each of our stock options issued and outstanding at the Effective Time will be converted into the right to receive a cash payment equal to the difference between $53.00 and the exercise price of such options.

  Each share of ESOP Preferred Stock outstanding at the Effective Time (other than shares of ESOP Preferred Stock which are held by any of our subsidiaries or in our treasury, or which are held, directly or indirectly, by Suez Lyonnaise or any direct or indirect subsidiary of Suez Lyonnaise (including
H2O), all of which will be canceled and none of which will receive any payment with respect to the Merger) will be canceled and will be converted into the right to receive an amount in cash equal to $1,060.00, without interest thereon.

  Suez Lyonnaise has informed us that it intends to fund payment of the Merger Consideration through existing cash, marketable securities and available credit lines.

  The Merger is not contingent on any financing. Upon consummation of the Merger, each outstanding share of H2O's common stock will be converted into one share of common stock of the Surviving Corporation. After the Merger, Suez Lyonnaise, through wholly owned subsidiaries, will own 100% of the outstanding shares of common stock, par value $0.01 per share, of the Surviving Corporation. For a detailed discussion of provisions contained in the Merger Agreement see "THE MERGER AGREEMENT."

Background of the Merger

  We undertook an exploration of our strategic alternatives beginning in the first quarter of 1999. During meetings from March 23 to April 5, 1999, Goldman presented our management with a description of strategic alternatives and a list of various entities that it considered to be potentially suitable strategic partners.

  On April 5, 1999, representatives of Goldman and Nalco met to consider further the list of potential strategic partners in greater detail. At this meeting, we and Goldman identified a select group of companies that we considered suitable candidates for initial contact.

  On April 9, 1999, a Goldman representative contacted Mr. Christian Maurin, the Chairman of Degremont, a wholly owned subsidiary of Suez Lyonnaise, and advised him that we were in the process of considering various strategic options that could ultimately include a role for Degremont. As a result, representatives of us and Degremont participated in a meeting the following week. This meeting was held in Paris and attended by, among others, Mr. W. Steven Weeber, our Vice Chairman and Executive Vice President, Mr. Maurin, Mr. Pascal Remy, Executive Vice President of Degremont, Mr. Charles Dupont, Chief Executive Officer of Degremont, and representatives of Goldman. At the meeting, we advised we were still in the process of considering various strategic options, including a possible sale of Nalco. The parties also discussed Degremont's potential suitability as a strategic partner with us.

  Degremont entered into a confidentiality agreement, dated as of April 13, 1999, with us and was subsequently provided with background information relating to us and our operations.

  Between the dates of April 6 and April 26, 1999, we directly and through Goldman contacted six other entities that were considered as potentially suitable strategic partners. Each of these six entities was advised of the fact that we were considering various strategic options. As a result of this initial contact, five of the six entities approached by us and Goldman expressed a desire to consider further a possible transaction with us. Two of these five entities entered into confidentiality agreements with us, which agreements included standstill provisions, and were permitted an opportunity to review background information relating to us and our affiliates. Discussions with these entities did not produce any firm proposals to acquire Nalco.

  On April 21, 1999, senior representatives of each of Degremont, Suez Lyonnaise and Nalco met in Chicago, Illinois. The meeting was attended by, among others, Mr. Edward J. Mooney, our Chairman and Chief Executive Officer, and Goldman representatives. We and Goldman representatives answered questions raised by the representatives of Suez Lyonnaise, Degremont and J.P. Morgan, Suez Lyonnaise's and Degremont's financial advisor.

  On April 27, 1999, Mr. Maurin sent a letter to Mr. Mooney advising us of Degremont's interest in acquiring the company in a cash transaction. At its regularly scheduled meeting of April 28, 1999, our Board of Directors was advised of (i) Degremont's interest in acquiring Nalco and (ii) developments relating to the various other entities with whom confidentiality agreements had been signed.

  On May 2, 1999, Goldman sent a letter to Degremont requesting that Degremont indicate an approximate purchase price at which it would be willing to acquire Nalco. On May 10, 1999, Degremont provided us with a preliminary non-binding proposal in which it (i) reiterated its interest in acquiring Nalco and (ii) indicated a potential purchase price in the range of $43.00-$49.00 per share of Common Stock. We were advised that this preliminary proposal was subject to Degremont's due diligence review of Nalco. During the evening of May 10, a representative of Goldman advised Mr. Maurin and Mr. Remy that there would be no further discussions if the proposed purchase price remained in that range ($43.00-$49.00).

  On May 12, 1999, Mr. Maurin and Mr. Mooney, in a telephone conversation, agreed to meet to discuss a possible transaction between the parties. On May 17 and May 18, 1999, senior representatives of Degremont, Suez Lyonnaise, and Nalco participated in meetings in Paris. At these meetings, the participants discussed various issues relating to a possible transaction among the parties, including potential synergies between the companies.

  On May 25, 1999, Degremont sent a further non-binding proposal relating to a potential cash acquisition of Nalco at a purchase price of $52.00 per share of Common Stock. This offer represented a premium of 53% over our then-current market price and a premium of 66% over our three-month weighted average market price. Shortly thereafter, Mr. Mooney and Mr. Maurin had a telephone conversation during which Mr. Mooney advised Mr. Maurin that our Board of Directors would be meeting on June 5, 1999 to consider, among other things, Degremont's non-binding proposal to acquire Nalco and the status of discussions with other entities.

  Following our Board of Directors' meeting, Mr. Mooney had a telephone conversation with Mr. Maurin on June 7, 1999 during which he advised Mr. Maurin that, although our Board of Directors appreciated Degremont's most recent offer and considered it to be a serious proposal, the purchase price remained insufficient.

  On June 9, 1999, Mr. Maurin and Mr. Mooney had a further telephone conversation during which they reached an agreement, subject to the favorable negotiation of a definitive merger agreement, whereby Degremont indicated it would acquire Nalco for a purchase price of $54.00 per share of Common Stock, provided it was given certain assurances relating to exclusivity in negotiations with us.

  From June 11, 1999, legal, financial and accounting representatives of Suez Lyonnaise continued the due diligence review of Nalco until a definite merger agreement was reached.

  Beginning on June 16, 1999 through June 18, 1999, representatives of Suez Lyonnaise, Degremont and Nalco met in New York City to discuss and negotiate the proposed acquisition of Nalco.

  On June 17, 1999, our Board of Directors met to discuss the status of discussions. Following our Board of Directors' meeting, representatives of Suez Lyonnaise and Degremont participated in a meeting with Mr. Mooney, Mr. Weeber, Mr. Stephen D. Newlin, our President, Mr. William E. Buchholz, our Senior Vice President and Chief Financial Officer, and Mr. James F. Lambe, our Senior Vice President for Human Resources, during which the parties considered the potential terms of the continued employment of our officers with Nalco following the proposed acquisition of Nalco by Suez Lyonnaise. Subsequently, four additional officers participated in similar discussions.

  On June 24, 1999, following a significant increase in the trading volume and price of our Common Stock, we issued a press release announcing that we were engaged in discussions regarding a possible business combination. Later that same day, members of the senior management of Suez Lyonnaise, Degremont and Nalco met in New York City to discuss further ongoing issues raised during the due diligence review. During these discussions, Suez Lyonnaise indicated that it wished to renegotiate the purchase price. Later that afternoon, our Board of Directors was advised of this development and about issues raised by Suez Lyonnaise with respect to the proposed merger agreement.

  On June 25, 1999, the parties continued to negotiate the proposed purchase price and other terms of the proposed merger agreement relating to the conditions to the Offer, termination rights and payment of fees and expenses. Agreement was reached, subject to final negotiation of the definitive agreement, that Suez Lyonnaise would agree to acquire Nalco for a purchase price of $53.00 per share of Common Stock and $1,060.00 per share of ESOP Preferred Stock.

  The legal representatives of Suez Lyonnaise and Nalco continued to negotiate the terms of the proposed merger agreement throughout June 26 and June 27, 1999.

   At a meeting held on June 27, 1999, our Board of Directors approved Suez Lyonnaise's offer to acquire Nalco for a purchase price of $53.00 per share of Common Stock and $1,060.00 per share of ESOP Preferred Stock, the Merger and the Merger Agreement. Later that same evening, the Merger Agreement was executed by Suez Lyonnaise, H2O and us.

Reasons for the Merger

  In approving the Merger Agreement and the transactions contemplated thereby, and recommending that Holders accept the Offer and tender their Shares pursuant to the Offer, our Board of Directors considered a number of factors, including, but not limited to, the following:

    (1) The financial condition and results of operations of Nalco, as well as the projected financial results, prospects and strategic objectives of Nalco, taking into consideration the risks involved in achieving those results, prospects and objectives in our industry. The members of our Board of Directors were knowledgeable about our affairs, including the present and possible future economic and competitive environment in which we operate our business. Our Board of Directors viewed as supportive that the transaction offered a substantial premium over current and historic trading prices of our Common Stock, and that the achievement of comparable values through growth of our business could not be achieved with certainty in the near term.

    (2) Historical market prices and trading information with respect to the Common Stock, including the fact that the $53.00 per share of Common Stock to be received by our stockholders in both the Offer and Merger represents a substantial premium of 24% over the closing market price of $42.50 per share of Common Stock on June 25, 1999 (the last trading day prior to the Board's approval of the Offer and the Merger) and of 42% over the closing market price of $37.25 per share of Common Stock on June 23, 1999 (the last trading day prior to our public announcement that we were engaged in business combination discussions) and the fact that the $53.00 per share of Common Stock to be received by our stockholders in both the Offer and Merger represents a premium of 24% over the ten-year high market price per share of Common Stock. An analysis of premiums paid in comparable transactions supported our Board of Directors' recommendations.

    (3) Developments within the specialty chemicals industry, including the trend towards consolidation within the industry which has resulted in competitors that are significantly larger and have greater financial resources than Nalco, which indicated to our Board of Directors the challenges facing us in remaining competitive in a consolidating industry.

    (4) Our Board of Directors' view, after consultation with management and Goldman and considering the process, regarding the likelihood of the existence of other buyers on terms as favorable as those in the Offer and the Merger. Our Board of Directors determined that, based on the terms contained in the Offer and the Merger, including the Offer Price, it was unlikely that our stockholders would be extended a comparable offer on as favorable terms.

    (5) Presentations to our Board of Directors by Goldman and the oral opinion of Goldman (subsequently confirmed in writing) that, as of June 27, 1999, the $53.00 per share of Common Stock in cash to be received by the holders of shares of Common Stock in the Offer and the Merger is fair from a financial point of view to such holders. The full text of the written opinion of Goldman, which sets forth assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Exhibit C to this Proxy Statement and is incorporated herein by reference. HOLDERS OF SHARES ARE URGED TO READ THIS OPINION IN ITS ENTIRETY.

    (6) The availability of appraisal rights under Section 262 of DGCL for dissenting stockholders.

    (7) The terms and conditions of the Merger Agreement and the course of the negotiations resulting in the execution thereof. Our Board of Directors viewed favorably that the Merger Agreement imposed limited conditions to the acceptance of Shares in the Offer and closing of the Merger and the limited termination rights under the Merger Agreement, thus making consummation of the transaction more likely than one in which the agreement imposes more significant conditions to the consummation or greater termination rights.

    (8) That our Board of Directors viewed each share of ESOP Preferred Stock as being financially equivalent to the twenty shares of Common Stock into which it can be converted. Further, our Board of Directors viewed the Offer and the Merger as according equivalent treatment to both the ESOP Preferred Stock and the Common Stock given that holders of ESOP Preferred Stock were entitled to receive $1,060.00 per share of such stock pursuant to the Offer and the Merger, and that such amount reflected the fact that each share of ESOP Preferred Stock automatically converts into twenty shares of Common Stock upon a transfer of record ownership (i.e., $53.00 x 20 = $1,060.00).

    (9) The likelihood that the proposed acquisition would be consummated, including the likelihood of obtaining the regulatory approvals required pursuant to, and satisfying the other conditions to, the Offer and the Merger contained in the Merger Agreement, the experience, reputation and financial condition of Suez Lyonnaise and the risks to Nalco if the acquisition were not consummated.

    (10) That the Merger Agreement permits our Board of Directors, in the exercise of its fiduciary duties, to terminate the Merger Agreement in favor of an unsolicited superior acquisition proposal and the conditions permitting such termination.

    (11) The recommendation of our management with respect to the proposed transaction.

  The members of our Board of Directors evaluated the factors described above in view of their knowledge of the business and operations of Nalco and their business judgment. In view of the wide variety of factors considered in connection with its evaluation of the Offer and the Merger, our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. On balance, the factors described above supported our Board of

Directors' recommendation. Our Board of Directors recognized that Suez Lyonnaise, by virtue of the acquisition of the Shares pursuant to the Merger Agreement, will have sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of Nalco. While consummation of the Offer would result in the remaining stockholders of Nalco receiving a premium for their shares of Common Stock over the trading prices of such shares prior to the announcement of the Offer and the Merger, it would eliminate any opportunity for the stockholders of Nalco other than H2O to participate in the potential future growth prospects of Nalco. Our Board of Directors, however, believed that the value of such potential future growth was reflected in the Offer price to be paid and also recognized that there can be no assurance of growth, if any, to be attained by Nalco in the future.

Recommendation of the Board of Directors

  On June 27, 1999 our Board of Directors (one director not being present) unanimously (i) determined that the Merger is advisable and that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of our stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, (iii) recommended that our stockholders accept the Offer, approve the Merger, and approve and adopt the Merger Agreement and the transactions contemplated thereby, and (iv) approved an amendment to the Rights Plan, rendering it inapplicable to the Offer and the Merger.

Opinion of Financial Advisor

  On June 27, 1999, Goldman delivered its oral opinion, subsequently confirmed in writing, to our Board of Directors that, as of such date, the $53.00 per share of Common Stock in cash to be received by the holders of Common Stock in the Offer and the Merger is fair from a financial point of view to such holders.

  The full text of Goldman's opinion, which sets forth assumptions made, procedures followed, matters considered and limits on the reviews undertaken, is attached as Exhibit C to this Proxy Statement, and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety. The summary of Goldman's opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. Goldman's opinion is directed only to the consideration received by the stockholders and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting.

  We retained Goldman to act as our exclusive financial advisor in connection with the Merger. We selected Goldman based on its qualifications, expertise and reputation, as well as its investment banking relationship and familiarity with Nalco.

  In arriving at its opinion, Goldman reviewed certain publicly available business and financial information relating to Nalco, as well as the Merger Agreement. Goldman also reviewed certain other information that we provided to it, including certain internal analyses and forecasts prepared by management. Goldman discussed with our management the business and prospects of Nalco.

  Goldman considered certain of our financial and stock market data, and compared that data with similar data for other publicly held companies in businesses similar to ours. Goldman also considered the financial terms of certain other transactions which have been recently effected. Goldman also performed such other studies and analyses which it deemed appropriate.

  In connection with its review, Goldman did not assume any responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate. In addition, Goldman did not make an independent evaluation or appraisal of our assets or liabilities, nor was Goldman furnished with any such evaluations or appraisals.

Certain Effects of the Merger

  The purpose of the Offer was to provide our stockholders with liquidity for their Shares by enabling them to sell their Shares at a fair price and at a substantial premium over recent and historical market prices.

  The acquisition of the Shares was structured as a cash tender offer followed by a merger in order to (i) effect a prompt and orderly transfer of ownership of Nalco from the stockholders to Suez Lyonnaise and (ii) provide stockholders with cash for all of their Shares more quickly than through alternative transaction structures that had been considered by our Board of Directors.

  The structure of the transactions was the result of extensive negotiations between us and Suez Lyonnaise. In connection with such negotiations, Suez Lyonnaise indicated its desire to structure the transactions to qualify for purchase accounting. In order to induce Suez Lyonnaise to proceed with the transactions and to provide our stockholders with the benefits of Suez Lyonnaise's offer for Nalco, we agreed to proceed based on Suez Lyonnaise's proposed structure.

  Suez Lyonnaise's purpose for engaging in the transactions is to enable it to obtain complete ownership of Nalco, thereby becoming entitled to all benefits that result from such ownership. Such benefits include management and investment discretion with regard to the future conduct of our business, the benefits of the profits generated by the operations of the company and any increase in Nalco's value. Similarly, Suez Lyonnaise will also bear the risk of any decrease in the value of Nalco.

  Upon the consummation of the Merger, Suez Lyonnaise, through wholly owned subsidiaries, will own 100% of the outstanding Shares.

Rights Agreement

  The Rights Agreement contains certain provisions that may delay, defer or prevent a takeover of Nalco. Pursuant to the Merger Agreement, our Board of Directors has taken all action necessary to render the Rights Agreement inapplicable to the Offer, the Merger and any other transaction contemplated by the Merger Agreement. On June 27, 1999, our Board of Directors adopted a resolution approving an amendment to the Rights Agreement prior to execution of the Merger Agreement to the effect that, among other things, the acquisition of Shares pursuant to the Offer and the Merger would not constitute a Triggering Event (as defined in the Rights Agreement) and no Rights would become exercisable pursuant to the Rights Agreement as a result of execution of the Merger Agreement or the consummation of the transactions contemplated thereby. The Amendment to the Rights Agreement is dated June 28, 1999.

Accounting Treatment of the Merger

  The Merger will be accounted for under the purchase method of accounting under which the total consideration paid in the Merger will be allocated among the surviving corporation's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Regulatory Approvals

 United States

  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission, certain mergers and acquisitions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and certain waiting period requirements have been satisfied. The Merger is subject to the HSR Act requirements.

  We filed with the Antitrust Division and the Federal Trade Commission a Notification and Report Form with respect to the Merger on July 2, 1999. Suez Lyonnaise filed with the Antitrust Division and the Federal

Trade Commission a Notification and Report Form with respect to the Merger on July 2, 1999. Under the HSR Act, the Merger may not be consummated until the expiration of a waiting period of 30 calendar days following the receipt of all required filings, unless the waiting period is earlier terminated by the Federal Trade Commission or the Antitrust Division, or unless the waiting period is extended by a request for additional information or documentary material. Termination of the waiting period was granted effective October 22, 1999.

  State Attorneys General and private parties also may bring legal actions under the federal or state antitrust laws under certain circumstances. There can be no assurance that a challenge to the proposed merger on antitrust grounds will not be made or of the result if such a challenge is made.

 European Union

  The EC Merger Regulation (Council Regulation No. 4064/89 of December 21, 1989, as amended) requires notification to the European Commission within seven days of the conclusion of an agreement or commencement of an offer to acquire a controlling interest or the commencement of a cash tender offer therefor, of all concentrations between companies which are deemed to have a "Community dimension" because they exceed certain global and European turnover thresholds. Such concentrations may not be consummated until the European Commission, acting within fixed deadlines, approves them as being "compatible with the Common Market." A concentration is compatible with the Common Market if it does not create or strengthen a dominant position as a result of which effective competition would be significantly impeded in the European Economic Area, or in a substantial part of it.

  Suez Lyonnaise filed a notification in conformity with Article 4 of Regulation (EEC) No. 4064/89 of the Council on July 20, 1999, On August 20, 1999 Suez Lyonnaise received notice that its filing satisfied the EC Merger Regulation and that the Merger did not conflict with the Common Market.

                             THE MERGER AGREEMENT

Effective Time of the Merger

  The Merger will become effective upon the filing of one of (a) a duly executed and verified Certificate of Merger, (b) the Merger Agreement or (c) a Certificate of Ownership and Merger, with the Secretary of State of the State of Delaware (the "Effective Time"). The filing will occur after all conditions to the Merger contained in the Merger Agreement have been satisfied or waived. We, Suez Lyonnaise and H2O anticipate that the Merger will be consummated as promptly as practicable following the Special Meeting.

Conditions to Consummation of the Merger

  The respective obligations of Nalco, Suez Lyonnaise and H2O to effect the Merger are subject to the satisfaction of various conditions at or prior to the Effective Time. These conditions include, among others:

    (a) Stockholder Approval. The Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the affirmative vote of our stockholders to the extent required by the DGCL and our Restated Certificate of Incorporation;

    (b) HSR Act; EC. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and the commission of the European Union shall have approved the transactions under Regulation (EC) No. 4064/89, as amended, of the Council of the European Union;

    (c) Other Reviews/Approvals. Any review or approval required by governmental authorities in countries in which we or any of our subsidiaries have operations material to us and any of our subsidiaries, taken as a whole, shall have been completed or obtained;

    (d) No Order. No United States federal or state or Republic of France governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting consummation of the Merger; and

    (e) Offer. H2O or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer.

No Solicitation of Other Offers

  The Merger Agreement provides that we shall not, nor shall we permit any of our subsidiaries to, nor shall we authorize any representative of ours or any of our subsidiaries to, directly or indirectly, solicit, facilitate or initiate, or knowingly encourage the submission of any proposal or offer from any third party relating to any direct or indirect acquisition or purchase of all or a substantial part of our assets or of over 20% of our voting securities, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of our voting securities, any merger, consolidation, business combination, sale of substantially all our assets, recapitalization, liquidation, dissolution or similar transaction involving us, other than the transactions contemplated by the Merger Agreement or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or which could reasonably be expected to dilute materially the benefits to Suez Lyonnaise of the transactions contemplated by the Merger Agreement.

Representations and Warranties

  We have made various representations and warranties in the Merger Agreement relating to: (a) corporate organization, existence, power, authority and qualification; (b) enforceability; (c) capital structure; (d) consents and approvals; (e) non-contravention and compliance with laws; (f) Securities and Exchange Commission filings;

(g) absence of certain material changes; (h) compliance with laws; (i) litigation; (j) employee benefit plans; (k) taxes; (l) absence of undisclosed material liabilities; (m) intellectual property; (n) accuracy of the Proxy Statement and other documents filed with the Securities and Exchange Commission with respect to the Merger, and related materials; (o) utilization of, and payment of fees to, brokers and finders; (p) environmental matters;
(q) labor matters; and (r) year 2000 compliance.

  Suez Lyonnaise and H2O have also made various representations and warranties in the Merger Agreement relating to: (a) corporate organization, existence, power, authority and qualification (b) enforceability; (c) consents, approvals and non-contravention; (d) utilization of, and payment of fees to, brokers and finders; (e) financing; (f) accuracy of the information contained in filings of required documents with the Securities and Exchange Commission; (g) absence of litigation; (h) no prior activities by H2O; and (i) the fact that neither is an affiliated shareholder of Nalco.

Covenants

  Each of the parties to the Merger Agreement has agreed to cooperate and use its reasonable best efforts to fulfill or obtain fulfillment of the conditions to the consummation of the Merger.

  We agreed that we and each of our subsidiaries shall conduct our businesses only in the ordinary course and shall use all reasonable efforts to preserve substantially intact the business organization of Nalco and our subsidiaries, to keep available the services of our current officers and employees and to preserve the current relationships of Nalco and our subsidiaries with customers, suppliers and other persons with which we or any subsidiary of ours has significant business relations. We further agreed that neither we nor any subsidiary of ours would directly or indirectly do, or propose to do, any of the following without the prior written consent of Suez Lyonnaise:

    (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

    (b) issue, deliver, sell, pledge, dispose of, grant, encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of Nalco or any subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Nalco or any subsidiary (except for the issuance of Shares issuable pursuant to stock options outstanding on June 27, 1999) or (ii) any assets of Nalco or any of our subsidiaries for consideration in excess of $25,000,000 in the aggregate;

    (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for regular quarterly dividends on the Shares declared and paid at times consistent with past practices;

    (d) reclassify, combine, split, subdivide, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of our capital stock or any of our subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (e)(i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof for consideration in excess of $10,000,000 in the aggregate; (ii) except for borrowings under existing credit facilities not to exceed $30,000,000 in the aggregate and excepting transactions between us and any subsidiary, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person; (iii) except for transactions between us and any subsidiary, make any loans, advances, or capital contributions to, or investments in, any person, for an amount in excess of $10,000,000 in the aggregate; (iv) authorize capital expenditures which are, in the aggregate, in excess of $25,000,000 for us or any of our subsidiaries; (v) acquire any assets for consideration in excess of $10,000,000 in the aggregate; or (vi) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in (i) to (v) above;

    (f) except as provided in Section 5.01 of the Disclosure Schedule, as contemplated by the Merger Agreement or in the ordinary course of business consistent with past practices (i) increase the compensation payable or to become payable to its officers or employees, (ii) other than in accordance with existing policies and arrangements, grant any severance pay to or
  (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by the Merger Agreement or to the extent required by applicable law or the terms of a collective bargaining agreement or a contractual obligation existing on June 27, 1999;

    (g) other than as required by generally accepted accounting principles, make any change to its accounting policies or procedures;

    (h) agree to the settlement of any claim or litigation which would have a Material Adverse Effect (as defined in the Merger Agreement);

    (i) make, change or rescind any material Tax (as defined in the Merger Agreement) election (other than (i) recurring elections that customarily are made in connection with the filing of any Tax Return (as defined in the Merger Agreement); provided that any such elections are consistent with our past practices or those of our subsidiaries, as the case may be; (ii) gain recognition agreements under Section 367 of the Code (as defined in the Merger Agreement) and Treasury regulations thereunder with respect to transactions occurring in the 1998 fiscal year of Nalco; and (iii) elections with respect to subsidiaries purchased by us under Section 338(h)(10) of the Code or, solely in the case of non-U.S. subsidiaries purchased by us, Section 338(g) of the Code) or settle or compromise any material Tax liability that is the subject of an audit, claim for delinquent Taxes, examination, action, suit, proceeding or investigation by any taxing authority;

    (j) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of the Merger Agreement or as contemplated by the Merger Agreement, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

    (k) pay, discharge or satisfy any material claims, material liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction
  (A) of any such material claims, material liabilities or material obligations in the ordinary course of business and consistent with past practice or (B) of material claims, material liabilities or material obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in our SEC Reports (as defined in the Merger Agreement);

    (l) enter into any agreement, understanding or commitment that restrains, limits or impedes our or any of our subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on our or any of our subsidiaries' activities;

    (m) materially modify, amend or terminate any material contract to which we are a party or waive any of our material rights or claims except in the ordinary course of business consistent with past practice; or

    (n) agree or enter into, in writing or otherwise, or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing actions.

Termination of the Merger Agreement

  The Merger Agreement may be terminated and the Merger and other transactions contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption by our stockholders: (i) by mutual written consent duly authorized by the Boards of Directors of Suez Lyonnaise,

H2O and Nalco; or (ii) if any United States federal or state court of competent jurisdiction or court of the Republic of France of competent jurisdiction or other United States federal or state governmental authority or other governmental authority of the Republic of France shall have issued an order, decree, ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

Amendments to the Merger Agreement

  The Merger Agreement may only be amended by a writing signed by each of the parties thereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. After approval and adoption of the Merger Agreement and the transactions contemplated thereby, no amendment to the Merger Agreement may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger.

Interests of Certain Persons in the Merger

  In considering the recommendation of our Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that, in addition to the matters discussed above, certain members of both management and our Board of Directors have interests in the Merger in addition to the interests of our stockholders generally which create conflicts of interest.

 Employment Agreements

  The following is a summary description of the Employment Letters executed by the respective executive. The summary is qualified in its entirety by reference to the Form of Agreement as to Terms of Employment which is incorporated in the Schedule 14D-1.

  In connection with the Merger Agreement, Degremont, a wholly owned subsidiary of Suez Lyonnaise, H2O and each of Messrs. George M. Brannon, III, William E. Buchholz, John T. Burns, Michael E. Kahler, James F. Lambe, Edward
J. Mooney, Stephen D. Newlin, William J. Roe, and W. Steven Weeber (each an "Executive") entered into a letter agreement (each an "Employment Letter") relating to the terms of his employment following the consummation of the Merger. The Employment Letters contain identical terms, except as noted below. The Employment Letters provide for Nalco to offer the Executive employment with the Surviving Corporation, and each Executive to accept such employment on the terms and conditions described below. It is currently expected that the offer of employment will become effective November 9, 1999 (the "Effective Date"). The parties have agreed to enter into, and are currently negotiating, definitive employment agreements, and it is anticipated that such agreements will be between each Executive and Nalco.

  Each Employment Letter: (i) provides a three-year employment period, with a one-year evergreen after the three-year period and a six-month notice provision for non-renewal; (ii) salary commensurate with the Executive's position; (iii) participation in all incentive and benefit plans provided to similar senior executives; and (iv) includes a retention payment ("Retention Payment") equal to two times the Executive's salary plus regular Management Incentive Plan target bonus (as of June 22, 1999) payable in cash, if the Executive is employed by us for three years from the date of the change in control.

  Each of the Employment Letters provides for various severance payments, if an Executive's employment is terminated without "cause" by us or for "good reason" by the Executive; provided, however, that such severance payments will be offset by the Retention Payment if the termination occurs within two years of the Executive's receipt of the Retention Payment. Each Employment Letter also provides for a full golden parachute excise tax gross-up (excluding the Retention Payment) for future changes in control, but only in the event of termination without "cause" by us or resignation for "good reason" by the Executive.

  Each Employment Letter also includes a provision for (i) non-competition with the Surviving Corporation and non-solicitation of customers and employees during employment and for two years thereafter and (ii) a perpetual agreement for non-disclosure, non-disparagement and availability for litigation support.

  Each Employment Letter also provides for a settlement of existing key executives agreements with each Executive through: (i) a payment of three times the sum of the Executive's current base salary and regular management incentive program ("MIP") bonus, which will be paid on the Effective Date or shortly thereafter, (ii) three times the Executive's supplemental MIP bonus and, in addition, his outstanding 1997 and 1998 Performance Share Awards to be paid at the end of the three-year period following the Effective Date, with interest, provided the Executive is still employed by the Company or in the event of the Executive's prior death, disability, termination by us without "cause" or by the Executive for "good reason", prior to the end of the end of the three-year period, assuming in each case a performance level of 100% of the target award; (iii) payments of outstanding restricted stock awards, including the outstanding 1995 Performance Share Plan awards, stock options and a full golden parachute excise tax gross-up, with respect to the change in control payments (except for the Retention Payment) made in connection with the transactions contemplated by the Merger Agreement on the Effective Date or shortly thereafter.

 Indemnification and Insurance

  The Merger Agreement provides that the Surviving Corporation's Certificate of Incorporation and By-laws will contain provisions with respect to indemnification of directors and officers that are no less favorable than those set forth in our Restated Certificate of Incorporation and By-laws. The Surviving Corporation will maintain in effect the current directors' and officers' liability insurance or substantially similar insurance with respect to matters occurring prior to the Effective Time for a period of at least 6 years (provided that the Surviving Corporation is not required to pay an annual premium for any such policy in excess of 200% of the last annual premium paid by us prior to the Merger Agreement).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS

  The following is a description of the material U.S. federal income tax consequences of the Merger to Holders that dispose of such Shares in the Merger, that are United States Persons (as defined below), and that, on the date of disposition, hold such Shares as capital assets (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) (each, a "United States Holder"). This discussion is based on the Code, income tax regulations, proposed and final, issued under the Code, and administrative and judicial interpretations of the Code and regulations, each as in effect and available on the date of this Proxy Statement. These income tax laws, regulations and interpretations, however, may change at any time, and any change could be retroactive to the date of this Proxy Statement. Although we will not seek any rulings from the Internal Revenue Service or an opinion of counsel with respect to the transactions contemplated by the Merger Agreement, we believe that the Merger will have the U.S. federal income tax consequences described below to United States Holders.

  We urge all Holders to consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. tax consequences of the disposition of Shares in the Merger. This description does not address aspects of U.S. taxation other than U.S. federal income taxation, nor does it address all aspects of U.S. federal income taxation that may be applicable to particular holders. In addition, this description does not address the U.S., state or local tax consequences or the tax consequences in jurisdictions other than the U.S. of the Merger. The following discussion does not address taxpayers subject to special treatment under the U.S. federal income tax laws, such as financial institutions, real estate investment trusts, regulated investment companies, brokers and dealers or traders in securities or currencies, persons whose functional currency is not the U.S. dollar, insurance companies, tax-exempt organizations, S corporations, persons that hold Shares as part of a position in a straddle or as part of a hedging or conversion transaction, persons who acquired Shares pursuant to an exercise of employee stock options or rights or otherwise as compensation, persons who hold employee stock options or rights to acquire Shares and taxpayers subject to alternative minimum tax.

  A "United States Person" is a beneficial owner of Common Stock or ESOP Preferred Stock, as the case may be, that, for U.S. federal income tax purposes, is: (1) a citizen or resident of the U.S., including some former citizens or residents of the U.S.; (2) a partnership or corporation created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia; (3) an estate if its income is subject to U.S. federal income taxation regardless of its source; or (4) a trust if such trust validly has elected to be treated as a United States person for U.S. federal income tax purposes or if (a) a U.S. court can exercise primary supervision over its administration and (b) one or more United States persons have the authority to control all of its substantial decisions.

  A United States Holder generally will realize gain or loss upon the surrender of such holder's Shares pursuant to the Merger in an amount equal to the difference, if any, between the amount of cash received and such holder's aggregate adjusted tax basis in the Shares surrendered therefor.

  In general, any gain or loss recognized by a United States Holder in the Merger will be eligible for capital gain or loss treatment. Any capital gain or loss recognized by a United States Holder will be long-term capital gain or loss if the Shares giving rise to such recognized gain or loss have been held for more than one year; otherwise, such capital gain or loss will be short term. In the case of a noncorporate United States Holder, generally the maximum marginal U.S. federal income tax rate applicable to long-term capital gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

  For corporations, a capital gain is subject to U.S. federal income tax at a maximum rate of 35% while any capital loss can be offset only against other capital gains. Any unutilized capital loss generally can be carried back three years and forward five years to be offset against net capital gains generated in such years.

  Under the U.S. federal backup withholding tax rules, unless an exemption applies, the Paying Agent (as defined below) will be required to withhold, and will withhold, 31% of all cash payments to which a Holder or other payee is entitled pursuant to the Merger Agreement, unless the holder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other holders), certifies that such number is correct, and otherwise complies with such backup withholding tax rules. Each holder, and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the Paying Agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the Paying Agent.

  THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. EACH HOLDER OF SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF U.S. STATE, LOCAL AND OTHER TAX LAWS).

                            FINANCING OF THE MERGER

  The aggregate net cost to Suez Lyonnaise of acquiring all of the Shares in the Offer and the Merger, making required payments to holders of stock options (see "SPECIAL FACTORS--Interests of Certain Persons in the Merger"), paying off our existing indebtedness and paying the fees and expenses is expected to be approximately $4.1 billion. These funds are expected to be available to H2O from Suez Lyonnaise and to Suez Lyonnaise and/or various of its subsidiaries from cash on hand, marketable securities and available credit lines.

                      PLANS OR PROPOSALS AFTER THE MERGER

  Following the Merger, we will be an indirect, wholly owned subsidiary of Suez Lyonnaise, our shares of Common Stock will no longer be traded on the New York Stock Exchange or the Chicago Stock Exchange and the registration of our Common Stock under the Exchange Act will be terminated. Except as set forth herein, it is expected that we and our subsidiaries will continue to engage in water treatment activities on a basis substantially consistent with current operations. Following the Merger, only Suez Lyonnaise will have the opportunity to benefit from any of our earnings and growth, and will bear the risk of any decrease in our value.

  Suez Lyonnaise does not have any present plans that relate to or would result in an extraordinary corporate transaction such as a merger, reorganization or liquidation, other than transactions which may provide a more efficient structure for operating in certain geographical jurisdictions, involving Nalco or any of its subsidiaries or a sale or other transfer of a material amount of assets of Nalco or any of its subsidiaries or any changes in Nalco's corporate structure or business. Suez Lyonnaise, however, will continue to evaluate the business and operations of Nalco after the Merger and make such changes as are deemed appropriate.

                    PROCEDURES FOR EXCHANGE OF CERTIFICATES

  Suez Lyonnaise has designated First Chicago Trust Company of New York to act as paying agent (the "Paying Agent") for purposes of making the cash payments contemplated by the Merger Agreement. Suez Lyonnaise or H2O will deposit in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the sum of (a) the product of (i) the number of shares of Common Stock outstanding immediately prior to the Effective Time (other than (A) any shares of Common Stock which are held by any of our subsidiaries, in our treasury or which are held, directly or indirectly, by Suez Lyonnaise or any direct or indirect subsidiary of Suez Lyonnaise (including H2O), all of which will be canceled and none of which will receive any payment with respect to the Merger, and (B) Dissenting Shares) and (ii) $53.00 and (b) the product of (i) the number of shares of ESOP Preferred Stock outstanding immediately prior to the Effective Time (other than any shares of ESOP Preferred Stock which are held by any of our subsidiaries, in our treasury or which are held, directly or indirectly, by Suez Lyonnaise or any direct or indirect subsidiary of Suez Lyonnaise (including H2O), all of which will be canceled and none of which will receive any payment with respect to the Merger) and (ii) $1,060 ((a) and (b) together the "Payment Fund"). The Paying Agent will, pursuant to irrevocable instructions, deliver to the Holders their respective portions of the Payment Fund according to the procedure summarized below.

  At the close of business on the day of the Effective Time our stock ledger will be closed.

  As soon as practicable after the Effective Time, Suez Lyonnaise will cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore evidencing Shares, a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") in exchange for the Merger Consideration. Upon the surrender for cancellation to the Paying Agent of such certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent will promptly pay to the holder of such certificates the Merger Consideration deliverable in respect of the Shares formerly represented by such certificates. Until so surrendered, each such certificate will be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration to which the holder thereof is entitled. No interest will be paid or accrued in respect of such cash payments.

  If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it will be a condition to the payment of the Merger Consideration that such Certificates be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

  STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR CERTIFICATES WITH THE ENCLOSED PROXY CARD.

  At and after the Effective Time, each Holder will cease to have any rights as a stockholder of Nalco, except for the right to surrender his or her certificate in exchange for payment of the Merger Consideration or, in the case of a Dissenting Stockholder, to perfect his or her right to receive payment for his or her Shares pursuant to the DGCL and the Merger Agreement if such Holder has validly perfected and not withdrawn his or her right to receive payment for his or her Shares, and no transfer of Shares will be made on the stock transfer books of the Surviving Corporation. Certificates theretofore evidencing Shares presented to the Surviving Corporation after the Effective Time will be canceled and exchanged for cash as described above.

  Promptly following the date which is one year after the Effective Time, the Paying Agent will return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund, and the Paying Agent's duties will terminate. Thereafter, each holder of a certificate theretofore evidencing Shares may surrender such certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but will have no greater rights against the Surviving Corporation or Suez Lyonnaise than may be accorded to general creditors of the Surviving Corporation or Suez Lyonnaise under applicable law. Notwithstanding the foregoing, none of the Paying Agent, Nalco, Suez Lyonnaise or H2O will be liable to a holder of a certificate theretofore evidencing Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                       RIGHTS OF DISSENTING STOCKHOLDERS

  Pursuant to the DGCL, any Holder on the Record Date (i) who properly files a demand for appraisal in writing prior to the vote taken at the Special Meeting, (ii) who continuously holds his or her Shares until the Effective Time, (iii) whose Shares are not voted in favor of the Merger and (iv) otherwise complies with the requirements of Section 262 of the DGCL shall be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of such Shares.

  SECTION 262 IS REPRINTED IN ITS ENTIRETY AS EXHIBIT B TO THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT B. THIS DISCUSSION AND EXHIBIT B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

  Under Section 262 of the DGCL, where a merger is to be submitted for approval at a meeting of stockholders, as in the Special Meeting, not less than 20 days prior to the meeting each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of
Section 262 of the DGCL. This Proxy Statement shall constitute such notice to the record Holders.

  Our voting Holders who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to us prior to the vote by our stockholders on the Merger Agreement and the Merger. A Holder who signs and returns a proxy without expressly directing, by checking the applicable boxes on the reverse side of the proxy card enclosed herewith, that his or her shares of Common Stock be voted against the proposal or that an abstention be registered with respect to his or her shares of Common Stock in connection with the proposal will effectively have thereby waived his or her appraisal rights as to those shares of Common Stock because, in the absence of express contrary instructions, such shares of Common Stock will be voted in favor of the proposal. (See "THE SPECIAL MEETING--Vote Required; Revocability of Proxies".) Accordingly, a Holder who desires to perfect appraisal rights with respect to any of his or her shares of Common Stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the Merger or (ii) check either the "against" or the "abstain" box next to the proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto. A demand for appraisal must be executed by or on behalf of the Holder of record and must reasonably inform Nalco of the identity of the Holder of record and that such Holder of record intends thereby to demand appraisal of the shares of Common Stock. A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the Holder of record to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the Holder of record. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a Holder of record; however, the agent must identify the Holder of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the Holder of record.

  A Holder of record, such as a broker, fiduciary or other nominee, who holds shares of Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of common stock outstanding in the name of such record owner.

  A stockholder who elects to exercise appraisal rights, if available, should deliver his or her written demand before the Special Meeting to: Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563, Attention:
Suzzanne Gioimo, Corporate Secretary.

  The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. A proxy or vote against the Merger will not by itself constitute such a demand. Within ten days after the Effective Time, the Surviving Corporation shall notify each stockholder who has complied with Section 262 and who has not voted for or consented to the Merger of the date the Merger became effective.

  Within 120 days after the Effective Time, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. Accordingly, our stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. Suez Lyonnaise does not have any present intentions as to whether it would file, or would cause the Surviving Corporation to file, any such petition in the event a stockholder makes a written demand for appraisal rights. Within 120 days after the Effective Time of the Merger, any stockholder who has theretofore complied with the applicable provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which we received demands for appraisal, and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after the written request therefor has been received by the Surviving Corporation.

  If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In such event, the Delaware Court's appraisal may be more than, less than, or equal to the Merger Consideration. In determining fair value, the Delaware Court is to take into account all relevant factors. In relevant case law, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on future prospects of the merged corporation. The Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 of the DGCL, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

  The Delaware Court will then direct the Surviving Corporation to pay the fair value of the Dissenting Shares, together with any interest, to the stockholders entitled to payment. Payment will be made when the Stockholder surrenders the certificates to the Surviving Corporation.

  The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a Dissenting Stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

  Any Holder who has duly demanded appraisal in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

  Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of his or her demand for appraisal and an acceptance of the Merger Consideration, except that (i) any withdrawal made more than 60 days after the Effective Time will require written approval of the Surviving Corporation, and (ii) no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

  ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SET FORTH IN SECTION 262 OF THE DGCL WILL FORFEIT HIS OR HER RIGHTS OF DISSENT.

                           EXPENSES OF SOLICITATION

  We will bear the cost of preparing, mailing, and soliciting the enclosed proxy cards. In addition to our solicitations by mail, our directors, officers, and regular employees may solicit consents personally and by telephone, facsimile, or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for their reasonable out-of-pocket and clerical expenses.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Our consolidated financial statements as of December 31, 1998, and for each of the years in the five-year period ended December 31, 1998, incorporated by reference, have been audited by PricewaterhouseCoopers, independent public accountants, as stated in their report. Representatives of PricewaterhouseCoopers will be available at the Special Meeting to answer appropriate questions.

                             AVAILABLE INFORMATION

  We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Securities and Exchange Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Securities and Exchange Commission at its Washington address at prescribed rates.

  Statements contained in this Proxy Statement or in any document incorporated herein by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the Securities and Exchange Commission.

  IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS.

  You should rely only on the information contained or incorporated by reference in this document to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 24, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                     INFORMATION INCORPORATED BY REFERENCE

  Our Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, each filed by us with the Securities and Exchange Commission are hereby incorporated by reference into this Proxy Statement. Our 10-K and 10-Q are not presented herein or delivered herewith, but are available (without exhibits, unless such exhibits are specifically incorporated therein by reference) to any person, including any beneficial owner, to whom this Proxy Statement is delivered, without charge, upon written request directed to Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563, Attention: Corporate Secretary. Copies of our 10-K and 10-Q so requested will be sent, within one business day of receipt of such request, by first class mail, postage paid.

  All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                               ----------------

November 24, 1999

                                                                       EXHIBIT A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                     Among

                            SUEZ LYONNAISE DES EAUX

                              H2O ACQUISITION CO.

                                      and

                             NALCO CHEMICAL COMPANY

                           Dated as of June 27, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           GLOSSARY OF DEFINED TERMS
                          (Not Part of this Agreement)

Defined Term                                         Location of Definition
------------                                         ----------------------
Affiliate........................................... (S) 9.03(a)
Agreement........................................... Preamble
Acquisition Proposal................................ (S) 6.05(a)
Beneficial Owner.................................... (S) 9.03(b)
Blue Sky Laws....................................... (S) 3.05(b)
Board............................................... Recitals
Business Day........................................ (S) 9.03(c)
Certificate of Merger............................... (S) 2.02
Certificates........................................ (S) 2.09(b)
Code................................................ (S) 3.10(a)
Common Stock........................................ Recitals
Company............................................. Preamble
Company Benefit Plans............................... (S) 3.10(a)
Company Change of Control Agreement................. (S) 3.10(d)
Company Preferred Stock............................. (S) 3.03
Company Stock Option Plans.......................... (S) 2.07
Confidentiality Agreement........................... (S) 6.04(c)
Control............................................. (S) 9.03(d)
Delaware Law........................................ Recitals
Disclosure Schedule................................. Introduction to Article III
Dissenting Shares................................... (S) 2.08
Effective Time...................................... (S) 2.02
Environmental Laws.................................. (S) 9.03(e)
ERISA............................................... (S) 3.10(a)
ESOP Preferred Stock................................ Recitals
Exchange Act........................................ (S) 1.02(b)
Goldman............................................. (S) 1.02(a)
Governmental Antitrust Authority.................... (S) 6.08(b)
Governmental Order.................................. (S) 7.01(c)
Hazardous Substances................................ (S) 9.03(f)
HSR Act............................................. (S) 3.05(b)
Holders............................................. Recitals
Indemnified Parties................................. (S) 6.07(c)
Indemnification Provisions.......................... (S) 6.07(a)
IRS................................................. (S) 3.10(a)
Junior A Preferred Stock............................ (S) 3.03(a)
Junior C Preferred Stock............................ (S) 2.06(a)
knowledge........................................... (S) 9.03(g)
known............................................... (S) 9.03(g)
Material Adverse Effect............................. (S) 9.03(h)
Material Subsidiary................................. (S) 9.03(i)
Merger.............................................. Recitals
Merger Consideration................................ (S) 2.06(b)
Minimum Condition................................... (S) 1.01(a)
Offer............................................... Recitals
Offer Documents..................................... (S) 1.01(b)
Offer to Purchase................................... (S) 1.01(b)
Option.............................................. (S) 2.07

Defined Term                                              Location of Definition
------------                                              ----------------------
Parent...................................................      Preamble
Paying Agent.............................................      (S) 2.09(a)
Payment Fund.............................................      (S) 2.09(a)
Permitted Liens..........................................      (S) 3.14(b)
Per Common Share Amount..................................      Recitals
Per Preferred Share Amount...............................      Recitals
Person...................................................      (S) 9.03(j)
Proxy Statement..........................................      (S) 3.12
Purchaser................................................      Preamble
Rights Agreement.........................................      (S) 3.14
Schedule 14D-9...........................................      (S) 1.02(b)
Schedule 14D-1...........................................      (S) 1.01(b)
SEC......................................................      (S) 9.03(k)
SEC Rules................................................      (S) 9.03(l)
SEC Reports..............................................      (S) 3.07(a)
Securities Act...........................................      (S) 3.07(a)
Shares...................................................      Recitals
Stockholders' Meeting....................................      (S) 6.01(a)
Subsidiary...............................................      (S) 9.03(m)
Superior Proposal........................................      (S) 6.05(b)
Surviving Corporation....................................      (S) 2.01
Transactions.............................................      (S) 3.04

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE OFFER

                                                                           Page
                                                                           ----
 SECTION 1.01. The Offer.................................................   1
 SECTION 1.02. Company Action............................................   2

                                   ARTICLE II

                                   THE MERGER

 SECTION 2.01. The Merger................................................   3
 SECTION 2.02. Effective Time; Closing...................................   3
 SECTION 2.03. Effect of the Merger......................................   4
 SECTION 2.04. Certificate of Incorporation; By-laws.....................   4
 SECTION 2.05. Directors and Officers....................................   4
 SECTION 2.06. Conversion of Securities..................................   4
 SECTION 2.07. Employee and Director Stock Options.......................   5
 SECTION 2.08. Dissenting Shares.........................................   5
 SECTION 2.09. Surrender of Shares; Stock Transfer Books.................   5
 SECTION 2.10. Merger Without Meeting of Stockholders....................   6

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 SECTION 3.01. Organization and Qualification; Material Subsidiaries.....   7
 SECTION 3.02. Certificate of Incorporation and By-laws..................   7
 SECTION 3.03. Capitalization............................................   7
 SECTION 3.04. Authority Relative to this Agreement......................   7
 SECTION 3.05. No Conflict; Required Filings and Consents................   7
 SECTION 3.06. Compliance................................................   7
 SECTION 3.07. SEC Filings; Financial Statements.........................   9
 SECTION 3.08. Absence of Certain Changes or Events......................   9
 SECTION 3.09. Absence of Litigation; Joint Ventures.....................   10
 SECTION 3.10. Employee Benefit Plans....................................   10
 SECTION 3.11. Labor Matters.............................................   11
 SECTION 3.12. Offer Documents; Schedule 14D-9; Proxy Statement..........   11
 SECTION 3.13. Taxes.....................................................   11
 SECTION 3.14. Rights Agreement..........................................   13
 SECTION 3.15. Trademarks, Patents and Copyrights........................   13
 SECTION 3.16. Environmental Matters.....................................   13
 SECTION 3.17. Brokers...................................................   14
 SECTION 3.18. Year 2000.................................................   14

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

 SECTION 4.01. Corporate Organization....................................   14
 SECTION 4.02. Authority Relative to this Agreement......................   14
 SECTION 4.03. No Conflict; Required Filings and Consents................   14

 SECTION 4.04. Financing.................................................  15
 SECTION 4.05. Offer Documents; Proxy Statement..........................  15
 SECTION 4.06. Brokers...................................................  15
 SECTION 4.07. Absence of Litigation.....................................  15
 SECTION 4.08. No Prior Activities.......................................  15
 SECTION 4.09. Parent Not an Affiliated Shareholder......................  16

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

 SECTION 5.01. Conduct of Business by the Company Pending the Merger.....  16
                    Third Party Standstill Agreements and Confidentiality
 SECTION 5.02. Agreements................................................  17

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

 SECTION 6.01. Stockholders' Meeting.....................................  18
 SECTION 6.02. Proxy Statement...........................................  18
 SECTION 6.03. Company Board Representation; Section 14(f)...............  18
 SECTION 6.04. Access to Information; Confidentiality....................  19
 SECTION 6.05. No Solicitation...........................................  19
 SECTION 6.06. Employee Benefits Matters.................................  21
 SECTION 6.07. Directors' and Officers' Indemnification and Insurance....  21
 SECTION 6.08. Further Action; Reasonable Best Efforts...................  22
 SECTION 6.09. Public Announcements......................................  22
 SECTION 6.10. Confidentiality Agreement.................................  22

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

 SECTION 7.01. Conditions to the Merger..................................  22

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

 SECTION 8.01. Termination...............................................  23
 SECTION 8.02. Effect of Termination.....................................  23
 SECTION 8.03. Fee.......................................................  23
 SECTION 8.04. Amendment.................................................  25
 SECTION 8.05. Waiver....................................................  25

                                   ARTICLE IX

                               GENERAL PROVISIONS

                          Non-Survival of Representations, Warranties and
 SECTION 9.01. Agreements................................................  25
 SECTION 9.02. Notices...................................................  25
 SECTION 9.03. Certain Definitions.......................................  26
 SECTION 9.04. Severability..............................................  27
 SECTION 9.05. Entire Agreement; Assignment..............................  27
 SECTION 9.06. Parties in Interest.......................................  28
 SECTION 9.07. Governing Law.............................................  28

 SECTION 9.08. Headings....................................................  28
 SECTION 9.09. Counterparts................................................  28
 SECTION 9.10. Waiver of Jury Trial........................................  28

ANNEX A

  Conditions to the Offer

ANNEX B

  Employee Benefit Matters

  AGREEMENT AND PLAN OF MERGER dated as of June 27, 1999 (this "Agreement") among SUEZ LYONNAISE DES EAUX, a societe anonyme organized under the laws of the Republic of France ("Parent"), H2O ACQUISITION CO., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and NALCO CHEMICAL COMPANY, a Delaware corporation (the "Company").

  WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

  WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser shall make a cash tender offer (the "Offer") to acquire all the issued and outstanding shares of (i) the Company's Common Stock, par value $0.1875 per share (the "Common Stock"), for $53 per share of Common Stock (such amount, or any greater amount per share of Common Stock paid pursuant to the Offer, being hereinafter referred to as the "Per Common Share Amount") and (ii) the Company's Series B ESOP Convertible Preferred Stock, par value $1.00 per share (the "ESOP Preferred Stock"), for $1060 per share of ESOP Preferred Stock (such amount, or any greater amount per share of ESOP Preferred Stock paid pursuant to the Offer, being hereinafter referred to as the "Per Preferred Share Amount"), in each case net to the seller in cash, upon the terms and subject to the conditions of this Agreement and the Offer (shares of Common Stock and shares of ESOP Preferred Stock are hereinafter collectively referred to as "Shares"); and

  WHEREAS, the Board of Directors of the Company (the "Board") has adopted resolutions determining that the Offer and the Merger are fair to and in the best interests of the holders of the Shares (the "Holders") and recommending that the Holders approve the Merger, this Agreement and the other transactions contemplated hereby and adopt this Agreement and tender their Shares pursuant to the Offer; and

  WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Purchaser and the Company have each approved the merger (the "Merger") of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") following the consummation of the Offer and upon the terms and subject to the conditions set forth herein;

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

  SECTION 1.01. The Offer. (a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall commence the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five Business Days after the initial public announcement of Purchaser's intention to commence the Offer. The initial scheduled expiration date for the Offer shall be 20 Business Days following the commencement of the Offer. The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the condition (the "Minimum Condition") that there shall have been validly tendered and not withdrawn prior to the expiration of the Offer at least such number of Shares which, when added to any shares of Common Stock already owned by Parent, shall constitute a majority of the then outstanding shares of Common Stock on a fully diluted basis (including, without limitation, all shares of Common Stock issuable upon the conversion of the ESOP Preferred Stock and any convertible securities or upon the exercise of any options, warrants or rights) and also shall be subject to the satisfaction of the other conditions set forth in Annex A hereto. The conditions to the Offer set forth in Annex A hereto are for the benefit of Parent and Purchaser regardless of the circumstances giving rise to such conditions or, except as expressly set forth herein, may be waived by Parent and Purchaser in whole or in part. Purchaser expressly reserves the right to waive any such condition, to increase the price per Share payable in the Offer, and to make any other changes in the terms and conditions of the Offer; provided, however, that without the prior written consent of the Company, Parent and Purchaser shall not

(i) waive the Minimum Condition, (ii) decrease the price per Share payable in the Offer, (iii) reduce the maximum number of Shares to be purchased in the Offer, (iv) amend or add to the conditions to the Offer set forth in Annex A hereto, (v) extend the Offer, (vi) change the form of consideration payable in the Offer, or (vii) amend, add to or waive any other term of the Offer in any manner which would be adverse to the Company or the Holders. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, extend the
Offer: (i) if, on the scheduled expiration date of the Offer, any of the conditions to Purchaser's obligation to accept for payment and pay for the Shares shall not have been satisfied or waived, until the fifth Business Day after the date Purchaser reasonably believes to be the earliest date on which such conditions will be satisfied; (ii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the Offer; or (iii) from time to time, for an aggregate period of not more than 10 Business Days (for all such extensions) beyond the latest expiration date that would be permitted under clause (i) or (ii) of this sentence. In addition, if, on the scheduled expiration date of the Offer, (i) the waiting period under the HSR Act shall not have expired or been terminated, (ii) the Commission of the European Union shall not have approved the Transactions under Regulation (EC) No. 4064/89, as amended, of the Council of the European Union or (iii) a temporary restraining order prohibiting the purchase of the Shares shall have been issued by a court of competent jurisdiction in any country in which the Company or its Subsidiaries have operations material to the Company and its Subsidiaries, taken as a whole, the Purchaser shall extend the Offer from time to time until five Business Days after the expiration or termination of the waiting period under the HSR Act, such approval of the Commission of the European Union or the lifting of such temporary restraining order, subject to the right of Parent, Purchaser or the Company to terminate this Agreement pursuant to the terms hereof. The Per Common Share Amount and the Per Preferred Share Amount shall be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer, Purchaser shall, and Parent shall cause Purchaser to, pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.

  (b) As promptly as reasonably practicable on the date of commencement of the Offer, Purchaser shall file with the SEC (i) a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to Holders, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser agree to provide the Company and its counsel with copies of any written comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

  SECTION 1.02. Company Action. (a) The Company hereby approves of and consents to the Offer and represents that (i) the Board, at a meeting duly called and held on June 27, 1999, has duly adopted resolutions that (A) determined that the Merger is advisable and that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Holders, (B) approved and adopted this Agreement and the transactions contemplated hereby (such approval and adoption having been made in accordance with the provisions of (S) 203 of Delaware
Law), (C) recommended that the stockholders of the Company accept the Offer, approve the Merger and approve and adopt this Agreement and the transactions contemplated hereby and (D) took all other applicable action necessary to render (x) Section 203 of the General Corporation Law of the State of Delaware and other state takeover statutes and (y) the Rights Agreement, inapplicable to the Offer and the Merger, and (ii) Goldman Sachs & Co. ("Goldman") has delivered to the Board its opinion (which will be confirmed in writing), as of the date hereof, that the consideration to be received by the holders of shares of Common Stock pursuant to each of the Offer and the Merger is fair to the holders of shares of Common Stock from a financial point of view. Subject to the fiduciary duties of the Board under applicable law as determined by the Board in good faith after receiving advice from independent counsel, the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence. The Company has advised Parent that each of its directors and executive officers intends to tender pursuant to the Offer all Shares owned of record and beneficially by him or her except to the extent such tender would violate applicable securities laws.

  (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject to the fiduciary duties of the Board under applicable law as determined by the Board in good faith after receiving advice from experienced, independent counsel, the recommendation of the Board described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14D-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 prior to the filing thereof with the SEC. The Company, Parent and Purchaser agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to Holders, in each case as and to the extent required by applicable federal securities laws. To the extent practicable, the Company shall cooperate with Parent and Purchaser in mailing or otherwise disseminating the Schedule 14D-9 with the Offer Documents to the Company's stockholders. The Company agrees to provide Parent and Purchaser and their counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

  (c) The Company shall promptly furnish to Purchaser mailing labels containing the names and addresses of all record Holders and with security position listings of Shares held in stock depositories, each as of a recent date, together with all stockholder lists, other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish to Purchaser such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated in accordance with Section 8.01, shall deliver to the Company all copies of such information then in their possession.

                                  ARTICLE II

                                  THE MERGER

  SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined) Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

  SECTION 2.02. Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law (the date and time of such filing being the "Effective Time").

  SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

  SECTION 2.04. Certificate of Incorporation; By-laws. (a) At the Effective Time, the Restated Certificate of Incorporation of the Company shall be restated in a form acceptable to Purchaser and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that such restated Certificate of Incorporation shall be in accordance with the provisions of Section 6.07 hereof.

  (b) The By-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

  SECTION 2.05. Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

  SECTION 2.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any of the following securities:

  (a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be canceled pursuant to Section 2.06(c) and any Dissenting Shares (as hereinafter defined)), together with the associated right to purchase Company Series C Junior Participating Preferred Stock (the "Junior C Preferred Stock") pursuant to the Rights Agreement, shall be canceled and shall be converted automatically into the right to receive an amount equal to the Per Common Share Amount in cash (the "Merger Consideration") payable, without interest, to the holder of such share of Common Stock, upon surrender, in the manner provided in Section 2.09, of the certificate that formerly evidenced such share of Common Stock;

  (b) Each share of ESOP Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of ESOP Preferred Stock to be canceled pursuant to Section 2.06(c)) shall be canceled and shall be converted automatically into the right to receive an amount in cash equal to the product of the Merger Consideration multiplied by the number of shares of Common Stock into which such share of ESOP Preferred Stock shall be convertible immediately prior to the Effective Time, payable, without interest, to the holder of such share of ESOP Preferred Stock, upon surrender, in the manner provided in Section 2.09, of the certificate that formerly evidenced such share of ESOP Preferred Stock;

  (c) Each Share held in the treasury of the Company and each Share owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

  (d) Each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into, and exchanged for, one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

  SECTION 2.07. Employee and Director Stock Options. (a) The Company shall, immediately prior to the Effective Time, (i) terminate the Company Stock Option Plans (as defined in Section 2.07(b) below) and any other plan, program or arrangement providing for the issuance, grant or purchase of any other interest in respect of the capital stock of the Company or any of its Subsidiaries without prejudice to the holders of Options (as defined in Section 2.07(b) below), and (ii) amend the provisions of any other Company Benefit Plan, or related trust or funding vehicle, providing for the issuance, holding, transfer or grant of any Shares, or any interest in respect of any Shares (collectively the "Company Stock Plans"), to provide no continuing rights to acquire, hold, transfer, or grant any Shares or any interest in any Shares. Prior to the Effective Time, the Company shall cause all amounts currently held as cash in participant accounts under the Company's Employee Stock Purchase Program to be returned to the applicable participants and all previously purchased shares of Common Stock held in such accounts to be distributed to the applicable participants.

  (b) Parent and the Company shall take all action necessary to (i) provide that each option to purchase shares of Common Stock (an "Option") pursuant to the Non-Employee Directors Stock Option Plan, the Company's Employee Stock Compensation Plan, the 1990 Stock Option Plan and the 1982 Stock Option Plan or any stock option agreement to which the Company is a party (the "Company Stock Option Plans"), which is outstanding immediately prior to the acceptance of the Shares by the Purchaser pursuant to the Offer, shall become fully exercisable and vested, whether or not previously exercisable or vested, as of the time of such acceptance and (ii) provide that, with respect to each such Option, the holder thereof shall be entitled to receive from the Company, at the time payment is made for the Shares tendered pursuant to the Offer, an amount in cash in cancellation of such Option equal to the difference between the Merger Consideration and the per share exercise price of such Option, multiplied by the number of shares of Common Stock to which such Option remains unexercised, less any income or employment tax withholding required under the Code or any provision of state or local law. Prior to the acceptance of the Shares by the Purchaser pursuant to the Offer, the Company shall make all amendments to the Company Stock Plans necessary, and take all actions necessary, to effect the transactions contemplated by this Section 2.07 and Annex B. The Company and the Parent shall cooperate, and take all reasonable steps to share in advance information, to effect the transactions contemplated by this Section 2.07.

  SECTION 2.08. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing an appraisal for such Shares in accordance with
Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.09 of the certificate or certificates that formerly evidenced such Shares. The Company will give Parent and Purchaser (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and (ii), after the acceptance of the Shares by Purchaser pursuant to the Offer, the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company will not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demand.

  SECTION 2.09. Surrender of Shares; Stock Transfer Books. (a) As of the Effective Time, Purchaser shall deposit (and Parent shall provide all necessary funds and otherwise cause Purchaser to deposit), or shall cause to be deposited, with a bank or trust company designated by Parent or Purchaser (and reasonably satisfactory to the Company) to act as its paying agent (the "Paying Agent"), for the benefit of the Holders, for payment in accordance with this Article II, through the Paying Agent, cash in an amount equal to the sum of (i) the Per Common Share Amount multiplied by the number of shares of Common Stock outstanding immediately prior to the Effective Time plus (ii) the Per Preferred Share Amount multiplied by the number of shares of ESOP Preferred Stock outstanding immediately prior to the Effective Time (such cash being hereinafter referred to as the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the cash contemplated to be paid pursuant to this
Article II out of the Payment Fund. The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Rating Services, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1 billion (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

  (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Sections 2.06(a) and 2.06(b) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

  (c) At any time following the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to Holders (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to
it), and thereafter such Holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

  (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the Holders outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

  SECTION 2.10. Merger Without Meeting of Stockholders. Notwithstanding the foregoing, in the event that Purchaser, or any other direct or indirect subsidiary of Parent, shall acquire at least 90 percent of the outstanding Shares, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of Delaware Law.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  Except as set forth in the disclosure schedule (the "Disclosure Schedule") delivered by the Company to Parent and Purchaser on or prior to the date of this Agreement or as disclosed in any of the SEC Reports, the Company hereby represents and warrants to Parent and Purchaser that:

  SECTION 3.01. Organization and Qualification; Material Subsidiaries. Each of the Company and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals does not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each Material Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that do not, individually or in the aggregate, have a Material Adverse Effect. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC, is a true, accurate and correct list of all of the Subsidiaries of the Company. All of the outstanding capital stock of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of all liens. All of the shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable.

  SECTION 3.02. Certificate of Incorporation and By-laws. The Company has heretofore made available to Parent a complete and correct copy of the Restated Certificate of Incorporation and the By-laws, each as amended to date, of the Company. Such Restated Certificate of Incorporation and By-Laws are in full force and effect, and the Company is not in material violation of any provision thereof.

  SECTION 3.03. Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 2,000,000 shares of preferred stock of the Company ("Company Preferred Stock"), par value $1.00 per share (of which 450,000 shares have been designated Series A Junior Participating Preferred Stock ("Junior A Preferred Stock"), 415,800 have been designated as ESOP Preferred Stock and 200,000 have been designated Junior C Preferred Stock). As of June 24, 1999, (i) 66,263,894 shares of Common Stock and 353,908.409 shares of ESOP Preferred are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Junior A Preferred Stock or of Junior C Preferred Stock are issued and outstanding, (ii) 14,023,674 shares of Common Stock and no shares of Company Preferred Stock are held in the treasury of the Company, (iii) no shares of Common Stock and no shares of Company Preferred Stock are held by the Subsidiaries, (iv) no shares of Common Stock and no shares of Company Preferred Stock are reserved for issuance pursuant to currently outstanding stock options granted pursuant to the Company's Stock Option Plans, (v) no shares of Common Stock and no shares of Company Preferred Stock are reserved for issuance pursuant to stock options to be granted pursuant to the Company's Stock Option Plans and (vi) 200,000 shares of Junior C Preferred Stock are reserved for issuance pursuant to the Rights Agreement. All of the outstanding shares of ESOP Preferred Stock are held by the Company's employee stock ownership plan. Except as set forth in this Section 3.03, in the Restated Certificate of Incorporation of the Company or for the rights to purchase Junior C Preferred Stock pursuant to the Rights Agreement, neither the Company nor any Subsidiary has granted any options, warrants or other rights, or entered into any agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The total number of Options outstanding is no greater than 10,888,271 and the weighted average exercise price is no less than $34.27. There are no outstanding contractual obligations of the Company or any Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person other than to Subsidiaries in the ordinary course of business consistent with past practice.

  SECTION 3.04. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the votes cast by the holders of the then outstanding shares of Common Stock and shares of ESOP Preferred Stock, voting together as a single class, if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

  SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or any Material Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Material Subsidiary or by which any property or asset of the Company or any Material Subsidiary is bound or affected other than conflicts or violations that do not, individually or in the aggregate, have a Material Adverse Effect or prevent the consummation of any of the Transactions, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Material Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, other than breaches or defaults that do not, individually or in the aggregate, have a Material Adverse Effect or prevent the consummation of any of the Transactions or prohibit or materially limit the operation by Parent or Purchaser of all or any material portion of the business of the Company and its Subsidiaries, taken as a whole.

  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing or registration with or notification to, any governmental or regulatory authority, domestic or foreign, with respect to the Company or any of its Subsidiaries, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the filing of a notification with the European Commission under Council Regulation (EC) No. 4064/89, as amended, or similar antitrust filings or notifications in other jurisdictions and filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, orders, registrations, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and do not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.06. Compliance. Neither the Company nor any Material Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Material Subsidiary or by which any property or asset of the Company or any Material Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary or any property or asset of the Company or any Material Subsidiary is bound or affected, except for any such conflicts, defaults or violations that do not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1998 and has heretofore made available to Parent, in the form filed with the SEC, (i) the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and 1998, (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1998, and (iv) all other forms, reports and other registration statements filed by the Company with the SEC since January 1, 1998 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above, together with any amendments or supplements thereto, being referred to herein, collectively, as the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flow of the Company and the Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (except as otherwise noted therein and subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

  (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the Subsidiaries as at March 31, 1999, including the notes thereto, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, except for liabilities and obligations that do not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.08. Absence of Certain Changes or Events. From March 31, 1999 through the date of this Agreement, there has not been (i) any event, occurrence or condition which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company, (iii) any revaluation by the Company or any of its Subsidiaries of any of their respective assets, including, without limitation, write-offs of accounts receivable, other than in the ordinary course of the Company's and its Subsidiaries' businesses consistent with historical practices, (iv) any material change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, (v) any entry by the Company or any Subsidiary into any contract material to the Company and the Subsidiaries, taken as a whole, (vi) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, repurchase or other acquisition of any of its securities (other than regular quarterly dividends on the shares of Common Stock and regular dividends on the shares of ESOP Preferred Stock), (vii) any event pursuant to which the Company or any of its Subsidiaries (A) incurred any liabilities (direct, contingent or otherwise) which are material to the Company and its Subsidiaries, taken as a whole, or (B) engaged in any transaction or entered into any agreement material to the Company and its Subsidiaries, taken as a whole, in each of clause (A) and (B) outside of the ordinary course of business, or (viii) other than pursuant to the contractual arrangements referred to in Section 3.10 and Annex B, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice.

  SECTION 3.09. Absence of Litigation; Joint Ventures. (a) As of the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or against Treated Water Outsourcing, a Nalco/U.S. Filter Joint Venture ("TWO"), or any property or asset of the Company or any Subsidiary or TWO, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, none of the Company, any Subsidiary or TWO nor any property or asset of the Company, any Subsidiary or TWO is subject to any order, writ, judgment, injunction, decree, determination or award that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

  (b) As of the date of this Agreement, the aggregate amount of indebtedness, net of cash and cash equivalents (i) of TWO is not materially greater than $24,700,000 and (ii) of Nalco/Exxon Energy Chemicals, L.P. is not materially greater than $6,700,000.

  SECTION 3.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any Subsidiary, or any organization which, together with the Company or any Subsidiary, would be treated as a "single employer" within the meaning of Section 414 of the Code or Section 4001(a)(14) of ERISA (collectively, the "Company Benefit Plans"), the Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement relating to each Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation, if any, relating to a Company Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  (b) With respect to the Company Benefit Plans, to the knowledge of the Company, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect.

  (c) Except as required by law or as would not have a Material Adverse Effect, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

  (d) The Company has made available to Parent (i) copies of all material employment agreements with officers of the Company and the Subsidiaries (or copies of forms of agreements setting forth representative employment terms and conditions) and (ii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control provisions (the "Company Change of Control Agreements").

  (e) Except as would not have a Material Adverse Effect, (i) each Company Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination; (ii) during the six year period preceding the Effective Time, no Company Benefit Plan covered by Title IV of ERISA has been terminated and no proceedings have been instituted to terminate or appoint a trustee to administer any such plan; (iii) during the six year period preceding the Effective Time, no Company Benefit Plan subject to
Section 412 of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA; and (iv) no liability, claim, action or litigation has been made, commenced or, to the Company's knowledge, threatened with respect to any Company Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such denied claims).

  SECTION 3.11. Labor Matters. Neither the Company nor any Material Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or a Material Subsidiary in the United States and no collective bargaining agreement is being negotiated by the Company or any Material Subsidiary with respect to such United States employees. As of the date of this Agreement, there is no effort by or on behalf of any labor union to organize any persons employed by the Company or any Material Subsidiary in the United States, and, to the knowledge of the Company, no such effort has been threatened, and no labor dispute, strike or work stoppage against the Company or any Material Subsidiary pending or, to the knowledge of the Company, threatened in writing which may interfere with the respective business activities of the Company or the Material Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, none of the Company or any of the Material Subsidiaries, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or the Material Subsidiaries, and there is no charge or complaint against the Company or the Material Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect.

  SECTION 3.12. Offer Documents; Schedule 14D-9; Proxy Statement. Neither the
Schedule 14D-9 nor any information supplied by the Company for inclusion or incorporation by reference in the Offer Documents shall, at the respective times set out in the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto that are filed with the SEC or are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as hereinafter defined) nor the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. If, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Schedule 14D-9, the Offer Documents or the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to Holders. Prior to the filing of such amendment or supplement with the SEC, a copy thereof will be delivered to Parent and its counsel, who shall, to the extent practicable under the circumstances and applicable law, have the opportunity to comment on such amendment or supplement. The Schedule 14D-9 and the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

  SECTION 3.13. Taxes. (a) The Company and its Subsidiaries have timely filed, or will timely file, all material Tax Returns required to be filed by, or with respect to, the Company and its Subsidiaries on or before the Effective Time (taking into account proper extensions of time to file), which Tax Returns are true and complete in all material respects. All material Taxes which are due and payable by the Company or any of its Subsidiaries as of the date of this Agreement have been timely paid or have been adequately disclosed and fully provided for as a liability on the financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied. All material Taxes which are not yet due and payable, but become due and payable by the Company or any of its Subsidiaries on or before the Effective Time, will be timely paid or will be adequately disclosed and fully provided for, on or before the Effective Time, as a liability on the financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied. The Company and each Subsidiary have withheld and collected all material Taxes that are required to be withheld and collected by them as of the date of this Agreement and have timely paid to the proper authorities such Taxes withheld and collected to the extent due and payable. The Company and each Subsidiary will withhold and collect on or before the Effective Time all material Taxes that will be required to be withheld and collected by them on or before the Effective Time and will timely pay to the proper authorities such Taxes withheld and collected to the extent due and payable on or before the Effective Time.

  (b) Neither the Company nor any of its Subsidiaries has waived or been requested to waive any statute of limitations in respect of material Taxes of the Company or any of its Subsidiaries. Neither the Internal Revenue Service nor any other taxing authority (domestic or foreign) is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for material additional Taxes. No liens or security interests arising in connection with a failure (or alleged failure) to pay any material Taxes have attached to any of the assets of the Company or any of its Subsidiaries, except for Taxes that are being contested in good faith through proper proceedings.

  (c) Neither the Company nor any of its Subsidiaries has any liability for material Taxes of any person (other than the Company and its Subsidiaries), including liability arising from the application of Treasury regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract or otherwise, other than a liability for which any person (other than the Company and its Subsidiaries) is required, by contract or otherwise, to indemnify the Company or any of its Subsidiaries, and other than a liability which is adequately disclosed and fully provided for on the financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied. To the knowledge of the Company, no person or taxing authority has asserted liability against the Company or any of its Subsidiaries for material Taxes of any person (other than the Company and its Subsidiaries), including liability arising from the application of Treasury regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract or otherwise.

  (d) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or its Subsidiaries or any predecessor or affiliate thereof and any other party under which Parent or Purchaser, the Company or its Subsidiaries could be liable for material Taxes or other material claims of any party (other than the Company or its Subsidiaries), other than Taxes or other claims which are adequately disclosed and fully provided for on the financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

  (e) No election under Section 341(f) of the Code has been made or shall be made prior to the Effective Time to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

  (f) The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

  (g) Neither the Company nor any of its Subsidiaries has applied for, been granted, been required to make, or agreed to any accounting method change for which it will be required to take into account any material adjustment under
Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality, and the Internal Revenue Service or any other taxing authority has not initiated or proposed any such adjustment or change in accounting period.

  (h) No material amount of indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

  (i) For purposes of this Agreement (i) "Tax" (and, with correlative meaning, "Taxes") means any United States federal, state, local, foreign or other income, gross receipts, profits, windfall profits, property, sales, use, license, excise, franchise, occupation, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer, stamp, severance, capital gains, capital stock or excise tax, or any other tax, levy, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest imposed by any governmental authority with respect to the foregoing, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity with respect to Taxes, and (ii) "Tax Return" means any return, form, report or similar statement with respect to any Tax (including any schedules, related or supporting information), including without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

  SECTION 3.14. Rights Agreement. The copy of the Rights Agreement, dated as of June 20, 1996, between the Company and First Chicago Trust Company, as Rights Agent (the "Rights Agreement"), including all amendments and exhibits thereto, that is set forth as an exhibit to the Company's Form 10-K for the year ended December 31, 1998 is a complete and correct copy thereof. The Board has taken all necessary action to amend the Rights Agreement so that none of the execution of this Agreement, the making of the Offer or the consummation of the Merger will (a) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (b) cause Parent or Purchaser to become an Acquiring Person (as such term is defined in the Rights Agreement) or (c) give rise to a Distribution Date or a Triggering Event (as each term is defined in the Rights Agreement).

  SECTION 3.15. Trademarks, Patents and Copyrights. The Company and the Subsidiaries own, or possess licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, know-how and other proprietary rights and information that are material to the business of the Company and the Material Subsidiaries as currently conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing, other than any assertion or claim which, individually or in the aggregate, does not have a Material Adverse Effect. The conduct of the business of the Company and the Material Subsidiaries as currently conducted does not conflict with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, other than conflicts that, individually or in the aggregate, do not have a Material Adverse Effect. To the knowledge of the Company, there are no infringements by any third party of any proprietary rights owned or licensed by or to the Company or any Material Subsidiary which, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.16. Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company is in compliance with all applicable Environmental Laws and has obtained and is in compliance with all governmental permits, licenses and other authorizations required under any Environmental Law, (b) there are no written claims pursuant to any Environmental Law pending or, to the Company's knowledge, threatened, against the Company, (c) the Company has made available to Purchaser copies of any and all environmental assessment or audit reports or other similar studies or analyses generated within the last three years and in the Company's possession, that relate to the Company, and (d) there are no facts, circumstances or conditions relating to the business or operations of the Company or any Material Subsidiary, or to any real property currently owned or operated by the Company or any Material Subsidiary (or, to the knowledge of the Company, any real property previously owned or operated by the Company or any Material Subsidiary as a result of the actions or operations of the Company or any Material Subsidiary), that would reasonably be expected to give rise to any claim, proceeding or action, or to any liability, under any Environment Law.

  SECTION 3.17. Brokers. No broker, finder or investment banker (other than Goldman) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Goldman pursuant to which such firm would be entitled to any payment relating to the Transactions.

  SECTION 3.18. Year 2000. Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Company all internal computer systems, computer software, equipment or technology that are material to the business, finances or operations of the Company and its Material Subsidiaries or were sold or licensed to customers of the Company and its Material Subsidiaries are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved, (ii) able to store and output date information in a manner that is unambiguous as to century and (iii) to recognize Year 2000 as a leap year.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

  Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

  SECTION 4.01. Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the ability of Parent or Purchaser to perform their obligations hereunder, or prevent or materially delay the consummation of the Transactions.

  SECTION 4.02. Authority Relative to this Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligations of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

  SECTION 4.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of either Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except for any such violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the ability of Parent or Purchaser to perform their obligations hereunder, or prevent or materially delay the consummation of the Transactions.

  (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, the filing of a notification with the European Commission under Council Regulation (EC) No. 4064/89, as amended, or similar antitrust filings or notifications in other jurisdictions and filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a material adverse effect on the ability of Parent or Purchaser to perform their obligations hereunder, or prevent or materially delay the consummation of the Transactions.

  SECTION 4.04. Financing. Parent has sufficient funds to permit Purchaser to acquire all the outstanding Shares in the Offer and the Merger.

  SECTION 4.05. Offer Documents; Proxy Statement. The Offer Documents will not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

  SECTION 4.06. Brokers. No broker, finder or investment banker (other than J.P. Morgan & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

  SECTION 4.07. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent and Purchaser, threatened against, Parent or Purchaser or any of their respective properties or assets before any court, arbitrator or administrator, governmental or regulatory authority or body, domestic or foreign, which seeks to delay or prevent or would result in the material delay of or would prevent the consummation of any Transaction. As of the date of this Agreement, neither Parent nor Purchaser or any property or asset of Parent or Purchaser is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Parent and Purchaser, continuing investigation by, any governmental or regulatory authority, domestic or foreign, or any order, writ, judgment, injunction, decree, determination or award of any governmental or regulatory authority or any arbitrator which would prevent Parent or Purchaser from performing their respective material obligations under this Agreement or prevent or materially delay the consummation of any Transaction.

  SECTION 4.08. No Prior Activities. Since the date of its incorporation, Purchaser has not engaged and will not engage prior to the Effective Time or termination of this Agreement in any activities other than in connection with or as contemplated by this Agreement.

  SECTION 4.09. Parent Not an Affiliated Shareholder. As of the date hereof,
(i) neither Parent nor any of its Affiliates is, with respect to the Company, an "interested stockholder" as such term is defined in Section 203 of Delaware Law and (ii) except to the extent that Parent or its Affiliates may be deemed to beneficially own Shares as a result of this Agreement, Parent and its Affiliates collectively do not hold directly or indirectly five percent or more of the outstanding voting securities of the Company.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

  SECTION 5.01. Conduct of Business by the Company Pending the Merger. Except as set forth in Section 5.01 of the Disclosure Schedule, the Company agrees that, between the date of this Agreement and the Effective Time, the Company shall, and shall cause its Subsidiaries to, conduct its businesses only in the ordinary course and shall use all reasonable efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. As amplification of the foregoing, except as contemplated by this Agreement or in Section 5.01 of the Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

    (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

    (b) issue, deliver, sell, pledge, dispose of, grant, encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of Shares issuable pursuant to stock options outstanding on the date hereof) or (ii) any assets of the Company or any Subsidiary for consideration in excess of $25,000,000 in the aggregate;

    (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for regular quarterly dividends on the Shares declared and paid at times consistent with past practices;

    (d) reclassify, combine, split, subdivide, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof for consideration in excess of $10,000,000 in the aggregate; (ii) except for borrowings under existing credit facilities not to exceed $30,000,000 in the aggregate and excepting transactions between the Company and any Subsidiary, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person; (iii) except for transactions between the Company and any Subsidiary, make any loans, advances, or capital contributions to, or investments in, any person, for an amount in excess of $10,000,000 in the aggregate; (iv) authorize capital expenditures which are, in the aggregate, in excess of $25,000,000 for the Company and the Subsidiaries; (v) acquire any assets for consideration in excess of $10,000,000 in the aggregate; or (vi) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(e);

    (f) except as provided in Section 5.01 of the Disclosure Schedule, as contemplated by this Agreement or in the ordinary course of business consistent with past practices (i) increase the compensation payable or to become payable to its officers or employees, (ii) other than in accordance with existing policies and arrangements, grant any severance pay to or
  (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by the Agreement or to the extent required by applicable law or the terms or a collective bargaining agreement or a contractual obligation existing on the date hereof;

    (g) other than as required by generally accepted accounting principles, make any change to its accounting policies or procedures;

    (h) agree to the settlement of any claim or litigation which would have a Material Adverse Effect;

    (i) make, change or rescind any material Tax election (other than (i) recurring elections that customarily are made in connection with the filing of any Tax Return; provided that any such elections are consistent with the past practices of the Company or its Subsidiaries, as the case may be; (ii) gain recognition agreements under Section 367 of the Code and Treasury regulations thereunder with respect to transactions occurring in the 1998 fiscal year of the Company; and (iii) elections with respect to Subsidiaries purchased by the Company under Section 338(h)(10) of the Code or, solely in the case of non-U.S. Subsidiaries purchased by the Company,
  Section 338(g) of the Code) or settle or compromise any material Tax liability that is the subject of an audit, claim for delinquent Taxes, examination, action, suit, proceeding or investigation by any taxing authority;

    (j) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or as contemplated by this Agreement, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

    (k) pay, discharge or satisfy any material claims, material liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction
  (A) of any such material claims, material liabilities or material obligations in the ordinary course of business and consistent with past practice or (B) of material claims, material liabilities or material obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in the Company SEC Reports;

    (l) enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

    (m) materially modify, amend or terminate any material contract to which it is a party or waive any of its material rights or claims except in the ordinary course of business consistent with past practice; or

    (n) agree or enter into, in writing or otherwise, or amend any contract, agreement commitment or arrangement with respect to any of the actions set forth in this Section 5.01.

  SECTION 5.02. Third Party Standstill Agreements and Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, subject to the fiduciary duties of the Board under applicable law as determined by the Board in good faith after receiving the advice of experienced, independent counsel (which counsel may be Shearman & Sterling)
(i) the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent), and (ii) the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction. In the event of any Acquisition Proposal or unsolicited bid for any Shares from any third party which is a party to any such standstill agreement, the Company shall advise Parent that such third party is subject to such a standstill agreement and that the Company will enforce such standstill agreement as contemplated by this Section 5.02.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

  SECTION 6.01. Stockholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law and the Company's Restated Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders' Meeting") and (ii) subject to the fiduciary duties of the Board under applicable law as determined by the Board in good faith after receiving the advice of experienced, independent counsel, (A) include in the Proxy Statement the recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the Transactions and (B) use all reasonable efforts to obtain such approval and adoption. At the Stockholders' Meeting, Parent and Purchaser shall cause all Shares then owned by them and their Subsidiaries to be voted in favor of the approval and adoption of this Agreement and the Transactions. The record date for the Stockholders' Meeting shall be a date subsequent to the date Parent or Purchaser becomes a record holder of Shares purchased pursuant to the Offer.

  SECTION 6.02. Proxy Statement. If stockholder approval of the Merger is required by applicable law, as soon as practicable following consummation of the Offer, the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company, or any representative of the Company, and the SEC or its staff. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use all reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the Holders entitled to vote at the Stockholders' Meeting at the earliest practicable time.

  SECTION 6.03. Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board as shall give Purchaser representation on the Board equal to the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of shares of Common Stock beneficially owned by Purchaser or any Affiliate of Purchaser following such purchase bears to the total number of shares of Common Stock then outstanding, and the Company shall, at such time, promptly take all actions necessary to cause Purchaser's designees to be elected as directors of the Company, including increasing the size of the Board or securing the resignations of incumbent directors or both. At such times, the Company shall use all reasonable efforts to cause persons designated by Purchaser to constitute the same percentage of each committee of the Board as persons designated by Purchaser to constitute the Board to the extent permitted by applicable law.

  (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 6.03 and shall include in the
Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Parent or Purchaser shall supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

  (c) Following the election of designees of Purchaser pursuant to this
Section 6.03, prior to the Effective Time, any amendment of this Agreement or the Restated Certificate of Incorporation or By-laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights hereunder shall require the concurrence of a majority of the directors of the Company then in office who neither were designated by Purchaser nor are employees of the Company.

  SECTION 6.04. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries to, afford the officers, employees and agents (including accountants, counsel, financial advisors and other representatives) of Parent and Purchaser reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and each Subsidiary, and shall furnish Parent and Purchaser with (i) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state laws and (ii) all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

  (b) All information obtained by Parent or Purchaser pursuant to this Section
6.04 shall be kept confidential in accordance with the confidentiality agreement, dated April 13, 1999 (the "Confidentiality Agreement"), between Degremont S.A. and Goldman on behalf of the Company.

  SECTION 6.05. No Solicitation. (a) The Company shall, and shall direct and use all reasonable efforts to cause its officers, directors, employees and agents (including accountants, counsel, financial advisors and other representatives) to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal (as defined below in this Section 6.05(a)). The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any agent (including accountants, counsel, financial advisors and other representatives) of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, facilitate or initiate, or knowingly encourage the submission of, any Acquisition Proposal (including, without limitation, the taking of any action which would make
Section 203 of the Delaware Law inapplicable to the Acquisition Proposal) or
(ii) participate in any discussions or negotiations regarding, or furnish or disclose to any person or legal entity (other than Parent or Purchaser) any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; provided, however, that if, prior to the acceptance for payment of Shares pursuant to the Offer, the Board determines in good faith that it is necessary to do so in accordance with its fiduciary duties to the Company's stockholders under applicable law as advised by experienced, independent counsel (which counsel may be Shearman & Sterling), the Company may, in response to an unsolicited Acquisition Proposal, and subject to compliance with Section 6.05(c), (x) furnish or disclose information with respect to the Company and its Subsidiaries to any third party pursuant to a customary confidentiality agreement on terms no less favorable to the Company nor more favorable to such third party than those contained in the Confidentiality Agreement and (y) participate in negotiations regarding such Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any bona fide inquiry, proposal or offer from any third party relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of the Company or of over 20% of the voting securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the voting securities of the Company, any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the Transactions, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or which could reasonably be expected to dilute materially the benefits to Parent of the Transactions.

  (b) Except as set forth in this Section 6.05, neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Board or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any agreement with respect to any Acquisition Proposal or any letter of intent, agreement in principle, or other similar understanding or arrangement with respect to an Acquisition Proposal or any understanding, arrangement or agreement requiring or incentivizing the Company to abandon, terminate or fail to consummate the Merger or any of the Transactions. Notwithstanding the foregoing, in the event prior to the time of acceptance for payment of Shares pursuant to the Offer the Board determines in good faith that it is necessary to do so in accordance with its fiduciary duties to the Company's stockholders under applicable law as advised by experienced, independent counsel (which counsel may be Shearman & Sterling), the Board may recommend to its stockholders an Acquisition Proposal and in connection therewith withdraw or adversely modify its approval or recommendation of the Offer or the Merger if
(i) a third party makes a Superior Proposal and (ii) (A) five Business Days have elapsed following delivery to Parent of a written notice of the determination by the Board to take such action and during such five Business Day period the Company has fully cooperated with Parent, with the intent of enabling Parent and Purchaser, on the one hand, and the Company, on the other hand, to agree to a modification of this Agreement and (B) at the end of such five Business Day period, the Acquisition Proposal continues to constitute a Superior Proposal, and concurrently therewith or afterwards the Board may terminate this Agreement pursuant to the provisions of Section 8.01(e) in order to permit the Company to enter into any agreement with respect to any such Superior Proposal; provided that any agreement with a third party with respect to a Superior Proposal shall provide an opportunity for Parent (and any other person) to make an additional final bid for the Company and, if such bid would constitute a Superior Proposal, for the Company to accept such bid. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all outstanding Shares pursuant to a tender offer or a merger or purchase of all of the assets of the Company (i) on terms which the Board determines in good faith (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company and its stockholders than the Transactions, as proposed to be modified by Parent in accordance with the provisions of this paragraph, (ii) for which financing, to the extent required, is then available (it being understood that financing evidenced by highly confident letters and similar letters shall not be considered "available" for purposes of this
Section 6.05), and (iii) which is not subject to any financing or due diligence condition.

  (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 6.05, immediately after receipt thereof, the Company shall advise Parent in writing of any request for information regarding an Acquisition Proposal, or any inquiry or proposal with respect to an Acquisition Proposal. The Company shall keep Parent informed of the status of any such request or Acquisition Proposal. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other person in connection with any Acquisition Proposal which was not previously provided to Parent.

  (d) Nothing contained in this Section 6.05 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Board determines in good faith that it is necessary to do so in accordance with its fiduciary duties to the Company's stockholders under applicable law as advised by experienced, independent counsel (which counsel may be Shearman & Sterling).

  (e) The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party. Immediately following the execution of this Agreement, the Company shall request each person or entity which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such person or entity by or on behalf of the Company.

  SECTION 6.06. Employee Benefits Matters. Annex B hereto sets forth certain agreements among the parties hereto with respect to the Plans and other employee benefits matters.

  SECTION 6.07. Directors' and Officers' Indemnification and
Insurance. (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain provisions (collectively, "Indemnification Provisions") no less favorable with respect to indemnification than are set forth in the Restated Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

  (b) The Surviving Corporation shall maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent and the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time. Notwithstanding the foregoing, in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.07(b) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (which the Company represents to be $476,525 for the 12 month period ended October 1, 1999); provided further that, in the event of an expiration, termination or cancellation of such current policies, Parent or the Surviving Corporation shall be required to obtain as much coverage as is possible under substantially similar policies for such 200% amount.

  (c) Prior to the Effective Time, the Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer or employee of the Company and each Subsidiary (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director or employee whether occurring before or after the Effective Time (including, without limitation, the Transactions), for a period of six years after the date hereof. Without limiting the generality of the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay as incurred, each Indemnified Party's legal and other expenses (including costs of investigation and preparation), including the fees and expenses of counsel selected by the Indemnified Party, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that none of the Company or the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided further that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. The parties intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 6.07 shall apply without limitation to negligent acts or omissions of any Indemnified Party. Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and the Surviving Corporation, retained at the Surviving Corporation's expense. The Company or the Surviving Corporation shall pay all expenses, including counsel fees and expenses, that any Indemnified Party may incur in enforcing the indemnity and other obligations provided for in this Section 6.07.

  (d) In the event the Company, the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Company, the Surviving Corporation or Parent, as the case may be, shall assume the obligations set forth in this Section 6.07.

  (e) This Section 6.07 is intended to benefit the Indemnified Parties and their respective heirs, executors and personal representatives, may be enforced by them and shall be binding on the successors and assigns of Parent, the Company and the Surviving Corporation. This Section 6.07 shall not limit or otherwise adversely affect any rights any Indemnified Party may have under any agreement with the Company or any Subsidiary or the Company's or any Subsidiary's Articles of Incorporation or By-Laws.

  SECTION 6.08. Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall, and shall use their reasonable best efforts to cause their respective Subsidiaries, as applicable, to (i) make promptly all respective filings, and thereafter make any other required submissions, under the HSR Act and under Council Regulation (EC) No. 4064/89, as amended, with respect to the Merger and the Transactions, (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using all reasonable efforts to obtain all licenses, permits, consents, waivers, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offer and the Merger and (iii) not take action (including effecting or agreeing to effect or announcing an intention or proposal to effect any acquisition, business combination or other transaction) which could reasonably be expected to impede, interfere with, prevent, impair or delay the ability of the parties to consummate the Merger. The parties shall consult and cooperate with each other in connection with the making of all such filings or submissions, including providing copies of all such documents to the non-filing or non-submitting party and its advisors prior to filing or submitting. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

  (b) Each of Parent and Purchaser shall use its best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain or prevent the consummation of the Offer by December 31, 1999.

  SECTION 6.09. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement without the prior consent of the other parties, except as may be required by applicable law or regulation or by obligations pursuant to any listing agreement with a national securities exchange to which Parent or the Company is a party.

  SECTION 6.10. Confidentiality Agreement. The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of each Transaction. Upon the acceptance for payment of Shares pursuant to the Offer, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

  SECTION 7.01. Conditions to the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Stockholder Approval. This Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by Delaware Law and the Restated Certificate of Incorporation of the Company;

    (b) HSR Act; EC. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and the Commission of the European

  Union shall have approved the Transactions under Regulation (EC) No. 4064/89, as amended, of the Council of the European Union;

    (c) Other Reviews/Approvals. Any review or approval required by governmental authorities in countries in which the Company or its Subsidiaries have operations material to the Company and its Subsidiaries, taken as a whole, shall have been completed or obtained;

    (d) No Order. No United States federal or state or Republic of France governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) (a "Governmental Order") which is then in effect and has the effect of prohibiting consummation of the Merger; and

    (e) Offer. Purchaser or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

  SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

    (a) By mutual written consent duly authorized by the Boards of Directors of Parent, Purchaser and the Company; or

    (b) By either Parent, Purchaser or the Company if (i) the Offer is not completed on or before December 31, 1999; provided, however, that the right to terminate this Agreement under this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to complete the Offer on or before such date; or (ii) any United States federal or state court of competent jurisdiction or court of the Republic of France of competent jurisdiction or other United States federal or state governmental authority or other governmental authority of the Republic of France shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

    (c) By Parent, prior to the acceptance of Shares pursuant to the Offer, if (i) due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto, Purchaser shall have
  (A) terminated the Offer without having accepted any Shares for payment thereunder or (B) failed to pay for Shares pursuant to the Offer by December 31, 1999, unless such failure to accept Shares for payment or to pay for Shares shall have been caused by or resulted from the failure of Parent or Purchaser to perform any covenant or agreement of either of them contained in this Agreement or the breach by Parent or Purchaser of any representation or warranty of either of them contained in this Agreement; or (ii) prior to the purchase of Shares pursuant to the Offer, the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser or Parent its approval or recommendation of the Offer, this Agreement, the Merger or any other Transaction in order to approve or recommend any other Acquisition Proposal; or

    (d) By the Company, upon approval of the Board, if Purchaser shall have
  (A) failed to commence the Offer within five Business Days following the date of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to pay for Shares pursuant to the Offer by December 31, 1999, unless such failure to accept Shares for payment or to pay for Shares shall have been caused by or resulted from the failure of the conditions specified in paragraphs (c) or (d) of Annex A to be satisfied; or

    (e) By the Company, upon approval of the Board, if, prior to the acceptance of Shares by Purchaser pursuant to the Offer, the Board shall determine that it is necessary to do so in accordance with its fiduciary duties to the Company's stockholders under applicable law as advised by experienced, independent counsel (which counsel may be Shearman & Sterling) in order to accept a Superior Proposal; provided that the Company may not terminate this Agreement pursuant to this Section 8.01(e) unless and until
  (i) five Business Days have elapsed following delivery to Parent of written notice of such determination of the Company, and during such five Business Day period the Company has fully cooperated with Parent, with the intent of enabling both parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (ii) at the end of such five Business Day period the Acquisition Proposal continues to constitute a Superior Proposal and the Board shall determine that it is necessary to terminate this Agreement and accept such Superior Proposal in order to comply with its fiduciary duties to the Company's stockholders under applicable law as advised by experienced, independent counsel (which counsel may be Shearman & Sterling), and (iii) (x) prior to such termination, Parent has received the amount required by Section 8.03(d) and (y) concurrently with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal which agreement with respect to a Superior Proposal shall provide an opportunity for Parent (and any other person) to make an additional final bid for the Company and, if such bid would constitute a Superior Proposal, for the Company to accept such bid.

  SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall have no further effect, and there shall be no further liability on the part of any party hereto, except (i) as set forth in Sections 6.04, 8.03 and 9.01 and (ii) nothing herein shall relieve any party from liability for any wilful breach hereof.

  SECTION 8.03. Fee. (a) In the event that (i) Parent terminates this Agreement pursuant to Section 8.01(c)(ii), (ii) at the time of such termination a third party shall have publicly made an Acquisition Proposal (whether or not such Acquisition Proposal shall have been subsequently withdrawn), and (iii) such Acquisition Proposal is consummated within 12 months after the date of such termination, then the Company shall pay Parent promptly (but in no event later than two Business Days after the consummation of the Acquisition Proposal referred to in clause (ii) above) a fee of $125,000,000 (the "Fee"), which amount shall be payable in immediately available funds.

  (b) In the event that (i) Parent terminates this agreement pursuant to
Section 8.01(c)(i) because of a failure to satisfy the condition specified in paragraph (c) or (d) of Annex A, (ii) at the time of such termination a third party shall have publicly made an Acquisition Proposal (whether or not such Acquisition Proposal shall have been subsequently withdrawn), and (iii) such Acquisition Proposal is consummated within 12 months after the date of such termination, then the Company shall pay Parent promptly (but in no event later than two Business Days after the consummation of the Acquisition Proposal referred to in clause (ii) above) the Fee, which shall be paid in immediately available funds.

  (c) Subject to the application of the provisions of paragraph (b) above (in which case the provisions of this paragraph (c) shall not apply), in the event that Parent terminates this Agreement pursuant to Section 8.01(c)(i) because of a failure to satisfy the conditions specified in paragraphs (c) or (d) of Annex A, then the Company shall pay to Parent promptly after being invoiced by Parent therefor (but in no event later than two Business Days after receiving such invoice) an amount equal to Parent's Expenses, which shall be paid in immediately available funds.

  (d) In the event the Company terminates this Agreement pursuant to Section 8.01(e), then, simultaneously with such termination by the Company, the Company shall pay to Parent the Fee, which shall be paid in immediately available funds.

  (e) In the event that the Company terminates this Agreement pursuant to
Section 8.01(d) and Parent or Purchaser shall have failed to perform or comply with, in any material respect, any material agreement or covenant of Parent or Purchaser under this Agreement, then Parent shall pay to the Company promptly after being invoiced by the Company therefor (but in no event later than two Business Days after receiving such invoice) an amount equal to the Company's Expenses, which shall be paid in immediately available funds.

  (f) In the event that any party shall fail to pay the Fee or Expenses when due, such party, without being relieved of any obligation to pay the Fee or Expenses as the case may be in full, shall reimburse the other party for the Expenses actually incurred or accrued by such other party in connection with the collection under and enforcement of this Section 8.03, together with interest on such unpaid Fee or Expenses, commencing on the date that the Fee or Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate.

  (g) "Expenses" shall mean documented and reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of the party incurring such fees and expenses in connection with the Offer, Merger or the consummation of the Transactions, including, but not limited to, all filing fees, printing fees and reasonable fees and expenses of law firms, commercial banks, investment banking firms, accountants, experts and consultants to such party.

  SECTION 8.04. Amendment. Subject to Section 6.03, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  SECTION 8.05. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE IX

                              GENERAL PROVISIONS

  SECTION 9.01. Non-Survival of Representations, Warranties and
Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Article II and Section 6.07 shall survive the Effective Time indefinitely; the agreement set forth in Section 6.06 shall survive the Effective Time until the expiration of the applicable statute of limitations; and those set forth in Sections 6.04(b) and 8.03 shall survive termination indefinitely.

  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):


    if to Parent or Purchaser:

      Suez Lyonnaise des Eaux
      1, rue d'Astorg
      75008 Paris, France
      Attention: Patrice Herbet
      Telephone: 33-1-40-06-65-58
      Fax: 33-1-40-06-66-22
    with a copy to:

      White & Case LLP
      1155 Avenue of the Americas
      New York, New York 10036
      Attention: Kevin Keogh
      Telephone: (212) 819-8227
      Fax: (212) 354-8113

    if to the Company:

      Nalco Chemical Company
      One Nalco Center
      Naperville, Illinois 60563
      Attention: General Counsel
      Telephone: (630) 305-2837
      Fax: (630) 305 -1890

    with a copy to:

      Shearman & Sterling
      599 Lexington Avenue
      New York, New York 10022
      Attention: David W. Heleniak
      Telephone: (212) 848-7049
      Fax: (212) 848-7179

  SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term

    (a) "Affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

    (b) "Beneficial Owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its Affiliates or associates or person with whom such person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

    (c) "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

    (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

    (e) "Environmental Laws" means any foreign or U.S. federal, state or local statute, regulation, rule, law or common law applicable to the Company or its operations relating to (A) releases or threatened releases of, or exposure to, Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, generation, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment or the protection of human health;

    (f) "Hazardous Substances" means (i) petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, urea formaldehyde foam insulation, radon gas, or (ii) any pollutant, contaminant, constituent, chemical, mixture, raw material, intermediate, product or by-product, industrial, solid, toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent as defined, prohibited, limited or regulated under any Environmental Laws;

    (g) "knowledge" or "known" means, as for the Company with respect to any matter in question, if Edward J. Mooney, Steven Newlin, W.S. Weeber, William Buchholz, William Parry, James Lambe, Suzzanne Gioimo, Anthony J. Sadowski, Steven Landsman and Sarah Garvey, after due inquiry, has actual knowledge of such matter;

    (h) "Material Adverse Effect" means any change, effect, condition, event or circumstance that is materially adverse to the properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; provided, however, that "Material Adverse Effect" shall not include any change, effect, condition, event or circumstance arising out of or attributable to
  (i) any decrease in the market price of the shares of Common Stock (but not any change, effect, condition, event or circumstance underlying such decrease to the extent that it would otherwise constitute a Material Adverse Effect), (ii) changes, effects, conditions, events or circumstances that generally affect the industries in which the Company or the Subsidiaries operate (including legal and regulatory changes), (iii) general economic conditions or change, effects, conditions or circumstances affecting the securities markets generally or (iv) changes arising from the consummation of the Transactions or the announcement of the execution of this Agreement;

    (i) "Material Subsidiary" means a Subsidiary of the Company that is material to the financial condition or results of operation of the Company;

    (j) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

    (k) "SEC" means the U.S. Securities and Exchange Commission;

    (l) "SEC Rules" means any rule, regulation or interpretation of the SEC or the staff thereof; and controlled by the Company, directly or indirectly, through one or more intermediaries.

    (m) "Subsidiary" or "Subsidiaries" means an Affiliate of the Company controlled by the Company, directly or indirectly, through one or more intermediaries.

  SECTION 9.04. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

  SECTION 9.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, xcept as set forth in Sections 6.04(b) and 6.10, all prior statements, agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any wholly owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

  SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II and Sections 6.06 and 6.07 (which are intended to be for the benefit of each of the persons covered thereby and may be enforced by such persons).

  SECTION 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any federal or state court sitting in the Borough of Manhattan, City of New York.

  SECTION 9.08. Headings. The descriptive headings contained in this A greement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 9.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  SECTION 9.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SUEZ LYONNAISE DES EAUX

                                                /s/ Philippe Brongniart
                                          By __________________________________
                                            Name: Philippe Brongniart
                                            Title:  Member of the Executive
                                            Board

                                          H2O ACQUISITION CO.

                                                 /s/ Christian Maurin
                                          By __________________________________
                                            Name: Christian Maurin
                                            Title:  President

                                          NALCO CHEMICAL COMPANY

                                                    /s/ E.J. Mooney
                                          By __________________________________
                                            Name: E.J. Mooney
                                            Title:  Chairman and CEO

                                                                        ANNEX A

                            CONDITIONS TO THE OFFER

  Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and, on or after the initial scheduled expiration date of the Offer (as contemplated by Section 1.01(a)), may amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) the Commission of the European Union shall not have approved the Transactions under Regulation (EC) No. 4064/89, as amended, of the Council of the European Union. In addition, notwithstanding any other term of the Offer, Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and, at any time on or after the date of this Agreement and prior to the acceptance of Shares for payment, may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered if any of the following conditions shall exist:

    (a) there shall be instituted or pending any action or proceeding by any United States federal or state court or Republic of France court or United States or Republic of France governmental, administrative or regulatory authority or agency, in each case of competent jurisdiction over the Company or a Material Subsidiary (i) challenging or seeking to make illegal or otherwise directly or indirectly restrain, prohibit or make materially more costly the Offer or the Merger, (ii) seeking to prohibit or materially limit the ownership or operation by Parent of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or to compel Parent to dispose of or hold separately all or any material portion of the business or assets of Parent and its subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole or seeking to impose any material limitations on the ability of Parent or the Company to conduct or own any material portion of the business or assets of Parent and its subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, in each case as a result of the Transactions, (iii) seeking to impose limitations on the ability of Parent or Purchaser to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or Purchaser on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the Transactions, or (iv) seeking to require divestiture by Parent or Purchaser of any Shares;

    (b) there shall be any action taken, or any statute, rule, regulation, legislation, judgment, order or injunction, enacted, enforced, promulgated, amended or issued and applicable to (i) Parent, Purchaser, the Company or any Subsidiary of any of them or (ii) the Offer or the Merger, by any United States federal or state or Republic of France legislative body, court, government or governmental, administrative or regulatory authority or agency, other than the routine application of the waiting period provisions of the HSR Act to the Offer or to the Merger, which would reasonably be expected to directly or indirectly, result in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

    (c) any representation or warranty of the Company in this Agreement shall not be true and correct so as to have a Material Adverse Effect, in each case as if such representation or warranty was made as of such time on or after the date of this Agreement (except for representations and warranties made as of a specific date which shall be true and correct as of such date so as not to have a Material Adverse Effect); provided, however, that for purposes of this paragraph (c), if any representation or warranty of the Company in this Agreement is qualified in any respect by materiality or the words "Material Adverse Effect", such materiality or Material Adverse Effect qualification shall be ignored for purposes of this paragraph (c);

    (d) the Company shall have failed to perform, or comply with, any agreement or covenant of the Company to be performed or complied with by it under this Agreement, which failure has a Material Adverse Effect;

    (e) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, Inc. and such suspension shall continue for six consecutive

  Business Days (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or France, and such moratorium or suspension shall continue for six consecutive Business Days, (iii) any material limitation (whether or not mandatory) by any United States Federal or French governmental authority or agency on the extension of credit by banks or other lending institutions and such limitation shall continue for six consecutive Business Days;

    (f) this Agreement shall have been terminated in accordance with its terms; or

    (g) Purchaser and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder;

  provided that, with respect to paragraphs (a), (b), (c) and (d) above, Purchaser shall give the Company advance written notice of any intention by Purchaser to assert the nonsatisfaction of any of the conditions set forth in such paragraphs (a), (b), (c) or (d), which notice shall describe in reasonable detail the basis for the belief that any such condition has not been satisfied; and, provided further that (i) in the event of any action, proceeding, judgment, order or injunction contemplated by such paragraphs
  (a) or (b), the Purchaser shall not terminate the Offer under such paragraphs (a) or (b), nor exercise any related rights to terminate this Agreement, unless and until such action, proceeding, judgment, order or injunction shall have become final and nonappealable and (ii) if any breach or failure to perform contemplated by any of such paragraphs (c) and (d) is capable of being cured through the exercise by the Company of its reasonable best efforts and for so long as the Company continues to use such reasonable best efforts to cure such breach or failure to perform, the Purchaser shall not terminate the Offer under such paragraphs (c) or (d) or exercise any related right to terminate this Agreement, in either case for a period not to exceed 10 Business Days.

  The foregoing conditions are for the benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition or, subject to the terms of this Agreement, may be waived by Purchaser or Parent, in whole or in part, at any time and from time to time in their discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                        ANNEX B

                           EMPLOYEE BENEFITS MATTERS

  Parent and the Company agree to the following with respect to the compensation and benefits programs of Parent, the Company and the
Subsidiaries:

  1. Continuation of Benefits. For a period of one year following the Effective Time, Parent, the Company and the Subsidiaries shall continue and maintain the employee benefit plans and programs of the Company and the Subsidiaries for active and retired employees and former directors of the Company and the Subsidiaries as in effect immediately prior to the Effective Time; provided that Parent, the Company and the Subsidiaries shall not be obligated to continue the Supplemental Management Incentive Plan, the Performance Share Plan, the Company Stock Option Plans, the 1984 Restricted Stock Plan, the Employee Stock Ownership Plan, the Company Common Stock investment option contained in the Profit Sharing, Investment and Pay Deferral Plan, or any other plan or program providing for compensation, in the form of, or based on the value of the stock of Parent, the Company or the Subsidiaries, or to provide any other incentive plan or benefits in lieu thereof. Notwithstanding the foregoing, during the aforesaid period of one year following the Effective Time, the Parent, the Company and the Subsidiaries shall give due consideration to providing a reasonable level of equity based compensation. From and after the Effective Time, Parent shall honor, and shall cause the Company and the Subsidiaries to honor, in accordance with their terms, all contracts, arrangements, policies, plans and commitments of the Company and the Subsidiaries in accordance with such terms that are applicable to any current or former employees or directors of the Company or the Subsidiaries and that have been disclosed or made available to Parent pursuant to the provisions of Section 3.10 of this Agreement. Parent and the Company acknowledge and agree that the transactions contemplated by this Agreement shall constitute, as of the Effective Time, a "Change of Control" as such term is defined in the Company Change of Control Arrangements.

  2. Service Recognition. To the extent that service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan, program or arrangement established or maintained by Parent, the Company or any of their respective subsidiaries, employees of the Company and the Subsidiaries shall be credited with service accrued prior to the Effective Time with the Company or any of the Subsidiaries, as the case may be. Employees of the Company and the Subsidiaries shall be credited with service accrued prior to the Effective Time to the extent service is relevant for purposes of benefit accrual (a) with respect to plans, programs or arrangements established or maintained by Parent, the Company or the Subsidiaries covering predominantly employees employed in the United States, and, (b) with respect to plans, programs, or arrangements maintained by the Company or the Subsidiaries (and not by the Parent or its Affiliates other than the Company and the Subsidiaries) covering predominantly persons employed outside the United States. Notwithstanding the foregoing, the crediting of any service described in this Section 2 of Annex B shall not operate to duplicate any benefit.

  3. Management Incentive Plan. With respect to the payment of bonuses under the Company's Management Incentive Plan (the "MIP") for the fiscal year ending December 31, 1999 (the "1999 Fiscal Year"), the Company shall pay participants in the MIP whose employment is terminated by Parent, the Company or any of the Subsidiaries without Cause (as defined in Section 4 of this Annex B) on or after the Effective Time and prior to January 1, 2000 a bonus under the MIP equal to the pro rata portion of the bonus such participant would have earned under the MIP for the 1999 Fiscal Year had such participant remained employed through the end of the 1999 Fiscal Year. Any payment described in the immediately preceding sentence shall be made following the end of the 1999 Fiscal Year, at the same time as such payment would have been made had such person remained employed by the Company. Notwithstanding the provisions of this Section 3 of Annex B, any person covered by a Key Executive Agreement which remains in effect on the date of such person's termination of employment (without Cause) shall receive the payment provided under the Key Executive Agreement with respect to any bonus under the MIP in lieu of the pro rata payment provided for in this Section 3. The MIP shall be administered by the Company with respect to the 1999 Fiscal Year in accordance with past practice.

  4. Restricted Stock Unit and Performance Awards. (a) Prior to the acceptance of the Shares by the Purchaser pursuant to the Offer, each restricted stock unit award under the Company's 1984 Restricted Stock Plan or the Employee Stock Compensation Plan and each performance award assigned in 1995 under the Company's Performance Share Plan (including restricted stock awarded in the 1995 to 1998 performance cycle) (collectively the "Current Stock Awards") shall become fully and immediately payable or distributable and the restrictions thereon shall lapse. At the Effective Time, each holder of a Current Stock Award shall be paid in full satisfaction of such Current Stock Award a cash payment in an amount in respect thereof equal to the product of
(i) the Merger Consideration and (ii) the number of shares of Common Stock subject to such Current Stock Award, less any income or employment tax withholding required under the Code or any provision of state or local law.

  (b) Each performance award assigned in the 1997 to 1999 performance cycle or the 1998 to 2000 performance cycle under the Company's Performance Share Plan (collectively the "Deferred Performance Awards") shall be awarded assuming a performance level of 100% of the target award and shall vest and become payable on the following date (referred to herein as the "Vesting Date"): (i) on the third anniversary of the Effective Time, provided the executive to whom such award was made has been continuously employed, including any leaves of absence authorized by the Company, by the Company or an Affiliate of the Company from the Effective Time until such date or (ii) upon the death or Disability or Retirement of the executive, the termination of the executive's employment by the Company and its Affiliates without Cause or the termination by the executive of his or her employment with the Company and its Affiliates for Good Reason, provided such death, Disability, Retirement or termination occurs on or after the Effective Time and prior to the third anniversary of the Effective Time. On the Vesting Date, each holder of a Deferred Performance Award shall be paid in full satisfaction of such Deferred Performance Award a cash payment in an amount in respect thereof equal to the product of (x) the Merger Consideration and (y) the number of shares of Common Stock subject to such Deferred Performance Award. For purposes of Sections 3 and 4(b) of Annex B, "Disability", "Cause" and "Good Reason" shall have the following meanings:

    (i) "Disability" shall mean the executive's physical or mental incapacity which (A) would entitle the executive to disability benefits under the Company's or Affiliate's long-term disability plan by which the executive is covered or (B) as a result of which, in the judgment of a physician appointed by the Company, the executive is unable to perform the duties of his or her position with the Company and its Affiliates for 180 days during any continuous period of 365 days.

    (ii) "Cause" shall mean (A) the executive's conviction of, plea of nolo contendere to, or written admission of his commission of, a felony, (B) any act by the Executive involving moral turpitude, fraud or misrepresentation with respect to his duties for the Company or its Affiliates; or (C) gross negligence or willful misconduct on the part of the executive in the performance of his or her duties to the Company or its Affiliates.

    (iii) "Good Reason" means (A) any termination of employment of the executive with the Company and its Affiliates or any resignation from employment with the Company and its Affiliates by the executive following a reduction in his or her base salary in effect on the Effective Time or following the Company's material breach of any of its agreements set forth in this Annex B or (B) any other termination of employment of the executive with the Company and its Affiliates which is approved in writing by the Company.

    (iv) "Retirement" means an executive's termination of employment on or after the date he or she attains age 62.

  (c) At the Effective Time, each restricted stock unit award under the SAP letter agreements shall be converted to a right to receive cash equal to the product of (i) the Merger Consideration and (ii) the number of shares of Common Stock subject to such restricted stock unit award. The foregoing amount of cash shall be paid out pursuant to the terms of the SAP letter agreement, to the extent that, and at the same time as, such restricted stock unit would otherwise, in the absence of the transactions contemplated by this Agreement, have been vested and paid out.

  (d) The provisions of this Section 4 shall not operate to duplicate any amounts payable to the executive under his or her Key Executive Agreement.

  5. Deferred Compensation Plans. Prior to the acceptance of the Shares by the Purchaser pursuant to the Offer, all stock units, share units or stock equivalent units held under the Company's deferred compensation plan for directors or held under the Agreement to Restore Benefits Reduced by ERISA-Related Limits (the "Company Deferred Compensation Plans") (each a "Company Stock Unit") shall be converted into an obligation to pay cash with a value equal to the product of (i) the Merger Consideration and (ii) the number of shares of Common Stock subject to such Company Stock Unit. With respect to the obligation to pay cash in respect of the conversion of Company Stock Units under the Company Deferred Compensation Plans, the obligation shall be payable or distributable in accordance with the terms of the plan or arrangement relating to the Company Stock Unit.

  6. Directors' Retirement Policy. For purposes of calculating the pension benefits payable under the Company's 1993 retirement policy for non-employee directors (the "Directors' Retirement Policy"), each non-employee director who is serving as a member of the Board as of the Effective Date and who has less than five years of service as a member of the Board, shall be credited with five years of service; provided, however, that each non-employee director as of the Effective Date who has at least five years of service as a member of the Board, but has less than ten years of service, shall be credited with ten years of service. In addition, the Parent, the Company and the Subsidiaries shall either (i) continue and maintain the Directors' Retirement Policy as in effect on the Effective Date until each non-employee director entitled to receive a pension benefit calculated thereunder (whether active or retired) has received his or her pension benefit, or (ii) purchase or cause to be purchased an annuity contract for each such non-employee director that provides for the payment of such pension benefit.

  7. Amendments to Tax-Qualified Plans. (a) Prior to the acceptance of the Shares by the Purchaser pursuant to the Offer:

    (i) The Company shall amend or cause to be amended its Employee Stock Ownership Plan (the "ESOP") and the trust agreement establishing the trust under the ESOP to provide that the net proceeds in the Suspense Account (as defined in the ESOP) resulting from the disposition of the Shares held in such trust and repayment of the ESOP Loans (as defined in the ESOP) will be immediately allocated to Participants' Accounts (as defined in the ESOP) using the ratio of the balance of each such Participant's Account to the Accounts of all Participants.

    (ii) The Company shall amend or cause to be amended its Profit Sharing, Investment and Pay Deferral Plan and the trust agreement establishing the trust under such plan to substantially provide that, subject to applicable law, (1) the trustee of such trust shall vote shares of Common Stock allocated to a participant's account under such plan in accordance with written instructions given by such participant; (2) any such shares held in such trust for which the trustee receives no such voting instructions shall be voted by the trustee in the same ratio as the shares held in the trust for which the trustee receives voting instructions; (3) in the event of a tender offer or exchange offer for the shares of Common Stock held in such trust, the trustee shall tender or exchange the shares of Common Stock held in such trust which are allocated to a plan participant's account in accordance with written instructions given by such participant; and (4) any such shares held in such trust for which the trustee receives no such tender or exchange instructions shall be tendered or exchanged by the trustee in the same ratio as the shares held in the trust for which the trustee receives such tender or exchange instructions.

    (iii) The Company shall amend its Retirement Income Plan for Eligible Employees to delete Article 20 thereof in its entirety.

    (iv) The Company shall adopt such other amendments to the plans referenced in this Section 7, and any related agreements or instruments, or obtain any consents, as are necessary or appropriate to effectuate the transactions contemplated by this Agreement.

  (b) The Company and the Parent shall cooperate and take all reasonable steps to share in advance information to effect the transactions contemplated by this Annex B.

                                                                      EXHIBIT B

                          SECTION 262 OF THE DELAWARE
                            GENERAL CORPORATION LAW

  APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to (S)251 (g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      (a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      (b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      (c) Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      (d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holders' shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceeding as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however; that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98. Eff. 7-1-98.)

                                                                       EXHIBIT C

                        [LETTERHEAD OF GOLDMAN SACHS]

June 28, 1999

Board of Directors
Nalco Chemical Company, Inc.
One Nalco Center
Naperville, Illinois 60563-1198

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.1875 per share (the "Shares"), of Nalco Chemical Company, Inc. (the "Company") of the $53.00 per Share in cash proposed to be paid by Suez Lyonnaise de Eaux ("Suez") in the Tender Offer and the Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of June 27, 1999, among Suez, H2O Acquisition Co. ("H2O"), a wholly-owned subsidiary of Suez, and the Company (the "Agreement"). The Agreement provides for a tender offer for all of the Shares (the "Tender Offer") pursuant to which H2O will pay $53.00 in cash per Share for each Share accepted. The Agreement further provides that following completion of the Tender Offer, H2O will be merged with and into the Company (the "Merger") and each outstanding Share (other than Excluded Shares, as defined in the Agreement) will be converted into the right to receive $53.00 in cash.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Suez from time to time, including acting as its financial advisor in connection with entering into an agreement to acquire Calgon Corporation, a subsidiary of Imetal SA, announced on June 15, 1999. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Suez for its own account and for the accounts of customers. Goldman, Sachs & Co. may provide investment banking services to Suez and its subsidiaries in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We have also held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the specialty and hybrid chemicals industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to whether or not any holder of Shares should tender such Shares in connection with, or how any holder of Shares should vote with respect to, such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the $53.00 per Share in cash to be received by the holders of Shares in the Tender Offer and the Merger is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
-------------------------------------
GOLDMAN, SACHS & CO.

                            NALCO CHEMICAL COMPANY
                               ONE NALCO CENTER
                          NAPERVILLE, ILLINOIS 60563

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Patrice Herbert and Kevin Keogh, and either of them, proxies (each with full power of substitution) to vote, as indicated below and in their discretion upon such other matters, not known or determined at the time of solicitation of this Proxy, as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the special meeting of stockholders of Nalco Chemical Company to be held on December 20, 1999, at 10:00 a.m., New York City time, and at any adjournment or postponement thereof, as indicated on the reverse side.

        This proxy is solicited on behalf of the Board of Directors. This proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or which may properly come before any adjournment or postponement thereof and matters incident to the conduct of the special meeting. No proxies marked AGAINST the proposal to adopt the merger agreement will be voted on a motion to adjourn or postpone the special meeting.

                PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE
--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

[X] Please mark your vote as in this example.


1. A proposal to approve and adopt the Agreement and Plan of Merger dated as of June 27, 1999, by and among Suez Lyonnaise des Eaux, H2O Acquistion Co., and Nalco Chemical Company, and approve the Merger of H2O Acquistion Co. and Nalco Chemical Company upon the terms and conditions described in the Merger Agreement.

                                  FOR           AGAINST         ABSTAIN
                                  [ ]             [ ]             [ ]


The undersigned hereby acknowledges receipt of the notice of the special meeting and the Proxy Statement.

Please sign exactly as your name appears on left. When signing as attorney, executor, administrator, guardian or corporate offical, please give full title.



                                      ------------------------------------------


                                      ------------------------------------------
                                          SIGNATURE(S)                  DATE



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